Filed Pursuant to Rule 424(b)(5)

Registration No. 333-291441

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated November 12, 2025)

Up to 60,000,000 Class A Ordinary Shares

PTL LIMITED

This is an offering of the securities of PTL Limited (the “Company”, “we”, “our”, “us”, “PTL”), a British Virgin Islands exempted company with limited liability. This is a self-underwritten offering of up to 60,000,000 Class A ordinary shares with no par value (“Class A Ordinary Shares”), directly to select investors pursuant to this prospectus supplement and the accompanying prospectus at an offering price of US$0.04 per Class A Ordinary Share.

Our Class A Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “PTLE.” On December 8, 2025, the closing price of our Class A Ordinary Shares as reported by the Nasdaq Capital Market was $0.1550. During the year immediately prior to the date of this prospectus supplement, the high and low closing prices were US$15.78 and US$0.14 per Class A Ordinary Share, respectively. We have recently experienced price volatility in our share price. Related risk factors can be found in our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 15, 2025 (“2024 Annual Report”) and the prospectus filed on November 12, 2025 (the “Prospectus”).

The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates or public float, as of November 4, 2025, was approximately $7,398,975, which was calculated based on 26,237,500 Class A Ordinary Shares held by non-affiliates and the per share price of $0.2820, which was the highest reported closing price of our Class A Ordinary Shares on Nasdaq in the 60 days prior to the date of this prospectus. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A Ordinary Shares in any 12-month period so long as the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any securities during the period pursuant to General Instruction I.B.5 of Form F-3.

PTL Limited, or PTL, is a holding company incorporated in the British Virgin Islands (“BVI”). As a holding company with no material operations, PTL conducts all of its operations through its operating entity, Petrolink Energy Limited (the “Operating Subsidiary”), a company incorporated in Hong Kong. Investors in our Class A Ordinary Shares should be aware that they will not and may never directly hold equity interests in the Operating Subsidiary, but rather purchase equity solely in PTL, the BVI holding company. This structure involves unique risks to the investors, and the PRC regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities PTL is registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States. See “Prospectus Summary -- Corporate History and Structure.”

All of our operations are conducted by our wholly-owned Operating Subsidiary in Hong Kong, which is a special administrative region of the PRC. We currently do not have any operations in Mainland China. We do not have any operation or maintain an office or personnel in Mainland China, nor currently do we have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in Mainland China. However, since (1) our operations are located in Hong Kong, which is a special administrative region of the PRC, and (2) some of our customers are Mainland China companies, Mainland China individuals, or companies that have shareholders or directors that are Mainland China individuals, we are subject to certain legal and operational risks associated with our Operating Subsidiary being based in Hong Kong, and the legal and operational risks associated with operating in Mainland China may also apply to our operations in Hong Kong. We may be subject to unique risks due to the uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to cybersecurity, data security, and the oversight and control over overseas securities offerings by the PRC government. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. The PRC government may intervene or influence the current and future operations in Hong Kong at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like us. Such governmental actions:

●	could result in a material change in our operations and/or the value of our Class A Ordinary Shares;

●	could significantly limit or completely hinder our ability to continue our operations;

●	could significantly limit or hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and

●	may cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

The PRC regulatory authorities could disallow this structure, which would likely result in a material change in the operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information—3.D. Risk Factors—Risks Relating to Doing Business in Hong Kong” and “Item 3. Key Information—3.D. Risk Factors—Risks Relating to Our Corporate Structure” in the 2024 Annual Report and the Prospectus.

This is an offering of the Class A Ordinary Shares of PTL Limited, the holding company in the British Virgin Islands that does not conduct operations of its own. Investors in this offering may never directly hold any equity interests in its Operating Subsidiary that primarily conducts operations in Hong Kong.

Investing in our Class A Ordinary Shares involves a high degree of risk. You should carefully read and consider the “Risk Factors” section of the Prospectus, and the risk factors set forth in our 2024 Annual Report, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

The Company received a written notification on July 18, 2025, from the staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market LLC stating that the Company was not in compliance with (i) Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of US$1.00 per share for at least 30 consecutive business days (the “Minimum Bid Price Requirement”), and (ii) Nasdaq Listing Rule 5550(b)(2), which requires a listed company to maintain a minimum market value of listed securities (“MVLS”) of US$35 million (the “MVLS Requirement”). The Company was granted a 180-day compliance period, through January 14, 2026, to regain compliance with these requirements. On November 28, 2025, the Company received a subsequent notice from the Staff confirming that, based on the stockholders’ equity of US$8,421,458 reported in the Company’s Form 6-K filed on November 3, 2025, the Company has regained compliance with the MVLS Requirement under Nasdaq Listing Rule 5550(b)(2). The Company continues to work toward regaining compliance with the Minimum Bid Price Requirement and intends to monitor the bid price of its Class A Ordinary Shares through the January 14, 2026 compliance deadline. During this period, the Company expects that its Class A Ordinary Shares will remain listed and trade on the Nasdaq Capital Market. If the Company does not regain compliance by the Compliance Deadline, the Company will receive further written notification from Nasdaq that its securities are subject to delisting. At that time, the Company may qualify for additional time or appeal the delisting determination to a hearing panel. For more information, see “Risk Factors — Risks Related to Our Class A Ordinary Shares — If we cannot satisfy, or continue to satisfy, the continued listing requirements and other rules of Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Class A Ordinary Shares may be delisted, which could negatively impact the price of our Class A Ordinary Shares and your ability to sell them” on page 50, “Risk Factors — Risks Related to Our Class A Ordinary Shares — The market price of our Class A Ordinary Shares has recently declined significantly, and our Class A Ordinary Shares could be delisted from Nasdaq or trading could be suspended” on page 47, and “Risk Factors — Risks Related to Our Class A Ordinary Shares — In the event that our Class A Ordinary Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our Class A Ordinary Shares because they may be considered penny stocks and thus be subject to the penny stock rules” on page 47 of the Prospectus.

We are aware that, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary — Recent Regulatory Development in the PRC.” Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiary’s daily business operation, their ability to accept foreign investments and the continued listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and/or the value of our Class A Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application.

Furthermore, on February 24, 2023, the CSRC revised the Provisions on Strengthening the Management of Confidentiality and Archives Related to the Overseas Issuance of Securities and Overseas Listing by Domestic Companies which were issued in 2009, or the Archives Rules. The revised Archives Rules came into effect on March 31, 2023 together with the Trial Measures. The revised Archives Rules expand their application to cover indirect overseas offering and listing, by stipulating that a domestic company which plans to publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers and overseas regulators, any documents and materials containing state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level.

According to Article 18 of the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws relating to the national flag, national anthem, and diplomatic privileges and immunities. Further, there is no legislation mandating that the laws in Hong Kong shall be in line with those in the PRC. Despite the foregoing, the legal and operational risks that arise from operating in Mainland China also apply to businesses operating in Hong Kong and Macau.

However, there remains uncertainty as to how the Draft Measures, the Trial Measures and the Draft Rules Regarding Overseas Listing will be interpreted or implemented and whether the PRC regulatory agencies, including the Cyberspace Administration of China (the “CAC”) and CSRC. It is also possible that new PRC laws, regulations, rules, or detailed implementation and interpretation related to the Trial Measures may be adopted in the future, which could impact businesses operating in Hong Kong and Macau that engage in activities covered by these measures. As advised by our PRC Counsel, China Commercial Law Firm, as of the date of this prospectus supplement, based on PRC laws and regulations effective as of the date of this prospectus supplement and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, neither we, nor our Operating Subsidiary were required to obtain any permissions or approvals from PRC authorities for our completed initial public offering, our continued listing in the U.S., and to issue our Class A Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus supplement are subject to this regulation; and (ii) our Operating Subsidiary was established and operate in Hong Kong, which is not a “domestic company” for the purposes of the Trial Measures, and (iii) businesses conducted by our Operating Subsidiary are not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. As of the date of this prospectus supplement, neither the CAC, the CSRC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiary’s operations or this offering. Therefore, the Company or its subsidiary is currently not required to obtain regulatory approval from the CAC, CSRC nor any other PRC authorities for its and its subsidiary’s operations in Hong Kong and this offering. However, as advised by our PRC Counsel, China Commercial Law Firm, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 35.

Petrolink Energy Limited, our Operating Subsidiary in Hong Kong may collect and store certain data (including certain personal information) from our customers, some of whom may be individuals in Mainland China, in connection with our business and operations and for “Know Your Customers” purposes. As advised by our PRC Counsel, China Commercial Law Firm, the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations will not have an impact on our business, operations or this offering, neither we or our Operating Subsidiary, are covered by permission requirements from the CAC that is required to approve our subsidiary’s operations, as our Operating Subsidiary will not be deemed to be an “operator” or a “data processor” that are required to file for cybersecurity review before listing in the United States, because: (i) our Operating Subsidiary is incorporated in Hong Kong and operates in Hong Kong; and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to the offering by a company like ours; (ii) as of date of this prospectus supplement, our Operating Subsidiary has in aggregate collected and stored personal information of less than one million individual in Mainland China and we have acquired the our customers’ separate consents for collecting and storing of their personal information and data; (iii) all of the data of our customers that our Operating Subsidiary has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus supplement, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Based on Mainland China laws and regulations effective as of the date of this prospectus supplement and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, neither we, nor our Operating Subsidiary, are currently required to obtain any permission or approval from the PRC authorities, including the CSRC and CAC, to operate our business, or for our initial public offering (“IPO”) that was completed on October 17, 2024, and or any follow-on offerings of our securities. Therefore, no application to obtain permission or approval from the PRC authorities was required for our IPO, nor was any required for the offering as contemplated by this prospectus supplement, and no permissions or approvals have been denied as of the date of this prospectus supplement.

However, as advised by our PRC Counsel, China Commercial Law Firm, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of PRC laws and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, we believe that there remains significant uncertainty in the interpretation and enforcement of relevant Mainland China cybersecurity laws and other regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and become applicable to our Operating Subsidiary in Hong Kong, if our Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to our Operating Subsidiary in Hong Kong, the business operation of our Operating Subsidiary and the continued listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct follow-on offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or of continued listing on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 38.

Although we are not subject to cybersecurity review by the CAC nor any other PRC authorities for the IPO or this offering, neither are we required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for ours and our Operating Subsidiary’s operations in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong. In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual in order to ensure personal data is collected on a fully-informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Compliance with PDPO and any such other existing or future data privacy related laws, regulations and governmental orders by us may entail significant expenses as we have to process the data in a secured manner by enhancing the security of our IT system from time to time and ensure that all data are properly collected and used; and any breach of PDPO could materially affect our business.

In addition, the Holding Foreign Companies Accountable Act (the “HFCAA”), which prohibits foreign companies from listing their securities on U.S. exchanges if the Company’s auditor has been unavailable for PCAOB inspection or investigation for three consecutive years, became law in December 2020. On December 16, 2021, the PCAOB issued a determination (the “Determination Report”) that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by authorities in those jurisdictions, and the PCAOB included in the Determination Report a list of the accounting firms that are headquartered in the PRC or Hong Kong. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary. The SEC adopted final amendments to its rules to implement the HFCAA, which went into effect on January 20, 2022. As part of the SEC’s final rules, identified issuers will need to provide additional disclosures in subsequent filings that prove the issuer is not owned or controlled by a governmental authority in the foreign jurisdiction of the audit firm identified by the PCAOB in the Determination Report.

Our current auditor, FundCertify CPA Professional Corporation (“FundCertify”), an independent registered public accounting firm headquartered in Cary, North Carolina, is a firm registered with the PCAOB, that is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess FundCertify’s compliance with applicable professional standards. FundCertify is not subject to the Determination Report announced by the PCAOB relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Mainland China or Hong Kong because of a position taken by one or more authorities in Mainland China or Hong Kong. Our previous auditor, J&S Associate PLT (“J&S”), an independent registered public accounting firm headquartered in Malaysia, is a firm registered with the PCAOB, that is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess J&S’s compliance with applicable professional standards. J&S is not subject to the Determination Report announced by the PCAOB relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Mainland China or Hong Kong because of a position taken by one or more authorities in Mainland China or Hong Kong. In the event that it is later determined that the PCAOB is unable to inspect or investigate completely our current or previous auditor or our work papers because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from the applicable stock exchange. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was enacted on December 29, 2022, and amended the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCAA, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. The PCAOB continues to demand complete access in Mainland China and Hong Kong moving forward and resumed regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the AHFCAA was enacted, which amended the HFCAA by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our common stock may be prohibited from trading or delisted. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, then such lack of inspection could cause our securities to be delisted from the stock exchange. See “Risk Factors — Risks Relating to Our Class A Ordinary Shares and This Offering — Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 44.

PTL has no operations of its own. It conducts its operations in Hong Kong through our Operating Subsidiary. PTL may rely on dividends or payments to be paid by our Operating Subsidiary to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur, and to pay our operating expenses. If our Operating Subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Cash is transferred through our organization in the following manner: (i) funds are transferred from PTL, our holding company incorporated in BVI, to our Operating Subsidiary in Hong Kong, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiary in Hong Kong to PTL.

There are no restrictions or limitations on our ability to distribute earnings from our subsidiaries, including our subsidiary in Hong Kong, to PTL and shareholders and the U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Second Amended and Restated Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as it thinks fit, if it is satisfied, on reasonable grounds, that immediately following the dividend payment the value of our assets will exceed our liabilities and PTL will be able to pay our debts as they become due. For the cash transfers between PTL and the Operating Subsidiary, and according to the BVI Act, a BVI company may make dividend distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities, and the company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of PTL’s subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to PTL. Other than the above, we have not adopted, nor do we maintain, any cash management policies and procedures as of the date of this prospectus supplement. Additionally, as of the date of this prospectus supplement, there are no further BVI or Hong Kong statutory restrictions on the amount of funds that may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

Furthermore, as of the date of this prospectus supplement, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between PTL and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to PTL and U.S. investors and amounts owed. As advised by our PRC Counsel, China Commercial Law Firm, the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from PTL to the Operating Subsidiary or from the Operating Subsidiary to PTL, our shareholders and the U.S. investors. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless. For a more detailed discussion of how the cash is transferred within our organization, see “Summary — Transfers of cash to and from our subsidiary” and “Risk Factors — Risks relating to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.” on pages 4 and 42. See “Dividend Policy” on page 75 of the 2024 Annual Report for further details.

PTL, our BVI holding company, since its incorporation on December 29, 2023, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to the BVI holding company. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between PTL and its subsidiaries, or by the Operating Subsidiary to PTL. As of the date of this prospectus supplement, our Operating Subsidiary has not declared any dividends to its then shareholders. We do not have any present plan to declare or pay any dividends on our Class A Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We expect that delivery of the Class A Ordinary Shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about December 9, 2025, subject to customary closing conditions.

Neither the Securities and Exchange Commission, the British Virgin Islands Financial Services Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 9, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On November 12, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-291441), utilizing a shelf registration process relating to the securities described in this prospectus supplement. The registration statement became effective on December 2, 2025 in accordance with the provisions of Section 8(a) of the Securities Act. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$100,000,000 of any combination, together or separately, of Class A ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, or any combination thereof as described in the accompanying prospectus. We are selling Class A Ordinary Shares in this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Report of Foreign Private Issuer on Form 6-K into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

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SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products and services, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus supplement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to:

●	“Amended and Restated Memorandum and Articles of Association” are to the memorandum and articles of association of PTL (as defined below), as amended on June 11, 2024;

●	“BVI” are to the British Virgin Islands;

●	“BVI Act” are to the BVI Business Companies Act, 2020 (as amended);

●	“CAGR” are to compounded annual growth rate, the year-on-year growth rate over a specific period of time;

●	“Class A Ordinary Shares” refers to the Class A ordinary shares of PTL (as defined below) of no par value;

●	“Class B Ordinary Shares” refers to the Class B ordinary shares of PTL (as defined below) of no par value;

●	“Controlling Shareholder” are to PTLE Limited, a company incorporated under the laws of British Virgin Islands;

●	“FY2024,” “FY2023,” “6M2025,” and “6M2024” are to fiscal year ended December 31, 2024 and 2023, and the six months ended June 30, 2025 and 2024, respectively;

●	“Hong Kong dollar(s)”, or “HK$” are to the legal currency of Hong Kong;

●	“Hong Kong” or “HK SAR” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Mainland China” are to the mainland of the People’s Republic of China; excluding Taiwan, Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China for the purposes of this prospectus supplement and the Prospectus only;

●	“MOPS” are to Mean of Platts Singapore, a common benchmark for pricing marine fuel that is widely used as a standard pricing model by industry participants in the Asia Pacific Region.

●	“Operating Subsidiary” or “Petrolink Hong Kong” are to Petrolink Energy Limited, a company with limited liability incorporated under the laws of Hong Kong, and a wholly-owned subsidiary of PTL;

●	“Ordinary Shares” are to Class A Ordinary Shares and Class B Ordinary Shares (as defined above);

●	“Petrolink Singapore” are to Petrolink Energy Pte. Ltd., a company with limited liability incorporated under the laws of Singapore, and a wholly-owned subsidiary of PTL;

●	“PRC” are to the People’s Republic of China, including Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China;

●	“PRC government” are to the government and governmental authorities of Mainland China for the purposes of this prospectus supplement and the Prospectus only;

●	“PTL” and “Company” refers to PTL Limited, a BVI business company with limited liability incorporated under the laws of BVI, and the holding company of our businesses;

●	“SEC” are to the United States Securities and Exchange Commission;

●	“Second Amended and Restated Memorandum and Articles of Association” are to the current memorandum and articles of association of PTL (as defined below), as amended on June 18, 2025;

●	“US$”, “$”, or “U.S. dollar(s)” are to the legal currency of the United States;

●	“U.S.”, or “United States” are to the United States of America;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States; and

●	“We”, “Group”, “us”, “or “our” refer to PTL Limited, the BVI holding company that will issue the Class A Ordinary Shares being offered, and its subsidiaries.

We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the Prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that the Company is offering, you should carefully read this prospectus supplement and the Prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2024 Annual Report and other SEC reports.

Overview

Our Company

Headquartered in Hong Kong, we are an established bunkering facilitator providing marine fuel logistics services for vessel refueling, primarily container ships, bulk carriers, general cargo vessels, and chemical tankers. Targeting and serving the Asia Pacific market, we leverage our close relationships and partnership within our established network in the marine fuel logistic industry, including the upstream suppliers and downstream customers, to provide a one-stop solution for vessel refueling.

Through our Operating Subsidiary, Petrolink Energy Limited, we purchase marine fuel, including low sulfur fuel oil, high sulfur fuel oil and low sulfur marine gas oil, from our suppliers and arrange for our suppliers to deliver marine fuel to our customers directly. As the bunkering facilitator, our services mainly involve (i) facilitating the supply of fuel through our suppliers for the use by our customers’ vessels at various ports along their voyages in the Asia Pacific region; (ii) arranging vessel refueling activities at competitive pricing to our customers; (iii) offering trade credit to our customers for vessel refueling; (iv) handling unforeseeable circumstances faced by our customers and providing contingency solutions to our customers; and (v) handling disputes, mainly in relation to quality and quantity issues on marine fuel, if any.

Our operations are conducted in Hong Kong and substantially all of our revenue has been generated by our Operating Subsidiary in Hong Kong. We do not require any permits and licenses for the operation of our business and, instead, we rely on the permits and licenses of our suppliers for the actual delivery of marine fuel at each port. Geographically, in terms of the delivery locations at which the marine fuel is delivered to our customers, nearly all of our revenue, 94%, 95%, 97% and 93.2%, for the six months ended June 30, 2025 and 2024 and the fiscal years ended December 31, 2024 and 2023, respectively were generated by the marine fuel delivery to customers in Hong Kong ports. Other delivery locations include the United Arab Emirates, Singapore, Saudi Arabia, and mainland China, and all of the transactions for marine fuel delivery and vessel refueling activities in these locations have been booked through and concluded by our Operating Subsidiary in Hong Kong. For the six months ended June 30, 2025 and 2024 and the fiscal years ended December 31, 2024 and 2023, nil, nil, nil and 0.6% of our revenue were generated by the marine fuel delivery to customers in the mainland China port, respectively, and none of these customers were mainland Chinese companies and all of such transactions are booked through and concluded in Hong Kong, instead of in mainland China.

For the six months ended June 30, 2025 and 2024 and the fiscal years ended December 31, 2024 and 2023, our customers mainly consist of end-users and trading houses. Our five largest customers, in aggregate, contributed 65.2%, 55.9%, 53.8% and 44.3% respectively to our revenue for the six months ended June 30, 2025 and 2024 and the fiscal years ended December 31, 2024 and 2023. Our revenue decreased by $6,717,914, or 13.4%, from $50,273,589 for the six months ended June 30, 2024 to $43,555,675 for the six months ended June 30, 2025, primarily because of the decrease in our sales volume of approximately 81,702 metric tons for the six months ended June 30, 2024 to approximately 79,055 metric tons for the six months ended June 30, 2025. We recorded a decrease in revenue from approximately $102,106,509 for the year ended December 31, 2023 to approximately $98,133,646 for the year ended December 31, 2024, representing a decrease of approximately 3.9%, while the volume of marine fuel supplied by us decreased from 163,738 metric tons for the year ended December 31, 2023 to approximately 160,994 metric tons for the year ended December 31, 2024. Our cost of revenue mainly represented the marine fuel cost and other costs mainly including the agency fee, barging fee, cancellation charges and survey fee. Our cost of revenue decreased by $6,124,910, or 12.5%, from $50,273,589 for the six months ended June 30, 2024 to $43,008,979 for the six months ended June 30, 2025, which was mainly due to the decrease in our marine fuel costs and in line with the decrease in our revenue. Our cost of revenue decreased by $4,464,824, or 4.5%, from $100,190,534 for the year ended December 31, 2023 to $95,725,710 for the year ended December 31, 2024, which was mainly due to the decrease in our marine fuel costs and in line with the decrease in our revenue.

Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●	Proven track record and a reputation for smooth and reliable marine fuel logistics services

●	Strong presence in Hong Kong with geographically diverse operations

●	Strong relationships with suppliers; and

●	Economies of scale as a bulk purchaser

Business Strategies

We plan to grow our business by upgrading our current operations and expand our operations to markets outside Hong Kong by pursuing the following business strategies:

●	Enhancing our sales network globally and establishing our presence in Singapore;

●	Acquisitions of bunkering tankers;

●	Use our increased capital base to accelerate growth and enhance profitability;

●	Establish risk hedging policy and mechanism; and

●	Pursue strategic alliances and select acquisition opportunities.

Corporate History and Structure

The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities, as of the date of this prospectus supplement:

PTL Limited (“PTL”) was incorporated as a BVI business company with limited liability on December 29, 2023 under the laws of the BVI. In connection with the incorporation, on the same date of its incorporation, PTL Limited issued 1 Ordinary Share to its sole shareholder, PTLE Limited, at the consideration of US$1. On July 11, 2024, the Company effectuated a share split of its issued and outstanding shares at a ratio of 11,250,000 for one (the “Share Split”), so that there were 11,250,000 Ordinary Shares issued and outstanding post-Share Split. From a British Virgin Islands legal perspective, the Share Split does not have any retroactive effect on our shares prior to the effective date. However, references to our Ordinary Shares in the Prospectus are presented on a post-Share Split basis, or as having been retroactively adjusted and restated to give effect to the Share Split, as if the Share Split had occurred by the relevant earlier date.

As of the date of this prospectus supplement, PTL is authorized to issue unlimited ordinary shares with no par value, of which 26,237,500 Class A Ordinary Shares and 11,250,000 Class B Ordinary Shares were currently issued and outstanding as of the date of the prospectus supplement. PTL has no material operation of its own, and we conduct operations through its wholly-owned Operating Subsidiary, namely Petrolink Energy Limited.

Petrolink Energy Limited (“Petrolink Hong Kong”) was incorporated on June 21, 2013, under the laws of Hong Kong. Petrolink Energy Limited is a wholly owned subsidiary of PTL and is our main operating entity.

Petrolink Energy Pte. Ltd. (“Petrolink Singapore”) was incorporated on February 5, 2024, under the laws of Singapore. Petrolink Singapore is a wholly owned subsidiary of PTL, for the purpose of establishing a representative office in Singapore to conduct marketing and sales support in Singapore. Since its incorporation, and as of the date of the prospectus, Petrolink Singapore has not had any operation.

Recent Developments

Initial Public Offering

On October 17, 2024, the Company completed its initial public offering of 1,250,000 Ordinary Shares at the initial public offering price of US$4.00 per Ordinary Share on the Nasdaq Capital Market. In addition, on October 15, 2024, we entered into an underwriting agreement with Dominari Securities LLC, who acted as the representative of the underwriters, pursuant to which the Company granted the underwriters a 45-day option to purchase up to an additional 187,500 Ordinary Shares to cover the over-allotments option, if any.

Over-allotment Option Exercise

Subsequent to the initial public offering, on November 6, 2024, the representative of the underwriters in the Company’s initial public offering, Dominari Securities LLC, fully exercised its over-allotment option to purchase an additional 187,500 Ordinary Shares.

The 2024 Equity Incentive Plans

On December 30, 2024, the board of directors of the Company approved and adopted an equity incentive plan, which authorized a maximum number of 1,000,000 ordinary shares of the Company available for issuance to the directors, officers, managers, employees, consultants or advisors (and prospective directors, officers, managers, employees, consultants and advisors) of the Company and its affiliates. As of the date of this prospectus. supplement, the Company has issued a total of 1,000,000 Ordinary Shares to five consultants of the Company.

April 2025 Follow-on Offering

On April 9, 2025, the Company entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with several investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a best effort offering (the “Offering”), a total of 23,800,000 Ordinary Shares at the price of $0.30 per Ordinary Share for aggregate gross proceeds of $7,140,000. The Securities Purchase Agreements contain customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The Offering closed on April 11, 2025.

The Dual Class Structure

On June 16, 2025, the Company convened its annual general meeting of shareholders, during which the shareholders of the Company adopted resolutions approving all of the proposals considered at the meeting. As a result, (i) all of the authorized and issued and outstanding ordinary shares with no par value each held by the then existing shareholders of the Company, except for the 11,250,000 ordinary shares held by PTLE Limited, were designated into Class A Ordinary Shares with no par value each, each having one (1) vote per share and the other rights attached to it as set out in the Second Amended and Restated Memorandum and Articles of Association on an one-for-one basis; (ii) the 11,250,000 authorized and issued and outstanding Ordinary Shares held by PTLE Limited into 11,250,000 Class B Ordinary Shares, conferring the holder thereof fifty (50) votes per Class B Ordinary Share at a meeting of members of the Company or on any resolution of members and the other rights attached to it as set out in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis, provided that no Class B Ordinary Shares shall be convertible into Class A Ordinary Shares; and (iii) the remaining authorized unlimited but unissued ordinary shares of single class into unlimited Class A Ordinary Shares and unlimited Class B Ordinary Shares.

Transfers of Cash to and from Our Subsidiary

PTL has no operations of its own. It conducts its operations in Hong Kong through our Operating Subsidiary. Petrolink Singapore is a wholly owned subsidiary of PTL, for the purpose of establishing a representative office in Singapore to conduct marketing and sales support in Singapore. Since its incorporation, and as of the date of the prospectus, Petrolink Singapore has not had any operation. PTL may rely on dividends or payments to be paid by our Operating Subsidiary to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. If our Operating Subsidiary incurs debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Cash is transferred through our organization in the following manner: (i) funds are transferred from PTL, our holding company incorporated in the BVI, to our Operating Subsidiary in Hong Kong, our intermediate holding company, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiary in Hong Kong to PTL.

There is no restriction under the BVI Act on the amount of funding that PTL may provide to its subsidiary in Hong Kong (i.e., PTL to Operating Subsidiary) through loans or capital contributions, provided that such provision of funds is in the best interests of, and of commercial benefit to, PTL. The Operating Subsidiary is also permitted under the laws of Hong Kong, to provide funding to PTL, through dividend distributions or payments, without restrictions on the amount of the funds.

There are no restrictions or limitation on our ability to distribute earnings by dividends from our Operating Subsidiary in Hong Kong to the Company and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Second Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolutions of directors, authorize and declare a dividend to shareholders from time to time and of an amount they deem fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of our assets will exceed our liabilities, and we will be able to satisfy our debts as they fall due. According to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), a company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus supplement.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between PTL and its subsidiary, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiary, to PTL and U.S. investors and amounts owed. See “Dividend Policy” on page 75 of the 2024 Annual Report for further details.

As further advised by our PRC Counsel, China Commercial Law Firm, the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from PTL to the Operating Subsidiary or from the Operating Subsidiary to PTL, our shareholders and the U.S. investors. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

Furthermore, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless.

PTL, our BVI holding company, since its incorporation on December 29, 2023, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to the BVI holding company. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between PTL and its subsidiaries, or by the Operating Subsidiary to PTL. As of the date of this prospectus supplement, our Operating Subsidiary has not declared any dividends to its then shareholders.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiary by way of dividend payments. We do not have any present plan to declare or pay any dividends on our Class A Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Risk Factors — Risks related to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.” on page 42 for more information.

Corporate Information

Our principal executive offices are located at PTL Limited, 21 Bukit Batok Crescent #24-71, WCEGA Tower, Singapore 658065. Our telephone number at this address is +65 90573550. Our registered office and our registered agent’s office in the BVI are both located at Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www.petrolinkhk.com. The information contained on our website is not a part of this prospectus supplement or the Prospectus.

The SEC maintains an website at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

Permission required from Hong Kong and PRC authorities

We have been advised by David Fong & Co., our counsel as to the laws of Hong Kong, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus supplement, PTL and our Operating Subsidiary are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the United States and issuing our Class A Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus supplement, apart from business registration certificates, PTL and our Operating Subsidiary are not required to obtain any permission or approval from Hong Kong authorities to operate our business. Our Hong Kong Operating Subsidiary has received all requisite permissions or approvals from the Hong Kong authorities to operate their business in Hong Kong, including but not limited to their business registration certificates.

As advised by our PRC Counsel, China Commercial Law Firm, as of the date of this prospectus supplement, based on PRC laws and regulations effective as of the date of this prospectus supplement, the Company is not required to obtain permissions or approvals from any PRC authorities before listing in the United States, including the filings under the Trial Measure, and to issue our Class A Ordinary Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus supplement are subject to this regulation; and (ii) our Operating Subsidiary was established and operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. As further advised by China Commercial Law Firm, PTL and our Operating Subsidiary, are not required to obtain any permissions or approvals from any Chinese authorities to operate their business as of the date of this prospectus supplement. No permissions or approvals have been applied for by us or denied by any relevant authority.

In the event that the operation of us or our Operating Subsidiary in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Uncertainties still exit, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. In the event that the operation of us or our Operating Subsidiary in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face regulatory risks as those operated in Mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies. Any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Regulatory Development in the PRC

We are a holding company incorporated in the BVI with all of the operations conducted by our Operating Subsidiary in Hong Kong. We currently do not have, nor do we currently intend to establish, any subsidiary nor do we plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Accordingly, we believe that the PRC laws and regulations on cybersecurity, data security, and the oversight and control over overseas securities offerings do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future.

We are aware that, in recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. This indicated the PRC government’s intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, its ability to accept foreign investments, and the continued listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and/or the value of our Class A Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors.

Cybersecurity review

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (i) such processing is for the purpose of providing products or services for natural persons within Mainland China, (ii) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC together with other relevant government authorities in Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that Overseas Issuance and Listing shall complete the filing procedures of and submit the relevant information to the CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an Overseas Issuer on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures provide that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security (together with the operators of critical information infrastructure, the “Operators”), shall conduct a cybersecurity review, and that any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. The publication of the Measures expands the application scope of the cybersecurity review to cover data processors and indicates greater oversight by the CAC over data security, which may impact our business and this offering in the future.

Our Operating Subsidiary may collect and store data (including certain personal information) from their customers, some of whom may be individuals in Mainland China, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). As advised by our PRC Counsel, China Commercial Law Firm, we do not expect the Measures to have an impact on our business, operations or this offering, given that (i) our Operating Subsidiary is incorporated in Hong Kong (ii) we have no subsidiary, VIE structure nor any direct operations in Mainland China, and (iii) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the Mainland China shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). As further advised by our PRC Counsel, China Commercial Law Firm, we believe that our Operating Subsidiary will not be deemed to be an “Operator” required to file for cybersecurity review before listing in the United States, because (i) our Operating Subsidiary was incorporated in Hong Kong and operates in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures, the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus supplement, our Operating Subsidiary has in aggregate collected and stored personal information of less than one million users; (iii) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus supplement, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. Therefore, we do not believe we are covered by the permission requirements from CSRC or CAC.

Data Security Law

The PRC Data Security Law (the “Data Security Law” or “DSL”), which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. According to Article 2 of the Data Security Law, DSL applies to data processing activities within the territory of Mainland China as well as data processing activities conducted outside the territory of Mainland China which jeopardize the national interest or the public interest of PRC or the rights and interest of any PRC organization and citizens. Any entity failing to perform the obligations provided in the Data Security Law may be subject to orders to correct, warnings and penalties including ban or suspension of business, revocation of business licenses or other penalties. As of the date of this prospectus supplement, we do not have any operation or maintain any office or personnel in Mainland China, and we have not conducted any data processing activities which may endanger the national interest or the public interest of PRC or the rights and interest of any PRC organization and citizens. Therefore, as advised by our PRC Counsel, China Commercial Law Firm, we do not believe that the Data Security Law is applicable to us.

CSRC Filing or approval

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the Chinese laws and regulations currently in effect at the time of this prospectus supplement, we will not be required to submit an application to the CSRC for its approval of this offering and the continued listing and trading of our Class A Ordinary Shares on the Nasdaq under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented, and the opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities (“Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by PRC-based companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law. As of the date of this prospectus supplement, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities.

On December 24, 2021, the CSRC, together with other relevant PRC government authorities issued the Draft Overseas Listing Regulations. The Draft Overseas Listing Regulations requires that Overseas Issuance and Listing shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an Overseas Issuer on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (1) on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing; (2) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, but have not completed the indirect overseas listing; if domestic companies fail to complete the overseas listing within such six-month transition period, they shall file with the CSRC according to the requirements; and (3) the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with contractual arrangements which duly meet the compliance requirements, and support the development and growth of these companies.

Since recent statements, laws and regulatory actions by the PRC government are newly published, their interpretation, application and enforcement of unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. It also remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Class A Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Class A Ordinary Shares significantly decline or be worthless.

As of the date of this prospectus supplement, we have no operations in Mainland China. Our Operating Subsidiary is located, and operates, in Hong Kong, a special administrative region of the PRC. As advised by our PRC Counsel, China Commercial Law Firm, we believe that the PRC government does not exert direct influence and discretion over the manner we conduct our business activities in Hong Kong, outside of Mainland China, as of the date of this prospectus supplement. We do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, particularly, on listed overseas using VIE structure as we do not currently have any VIE or contractual arrangements in Mainland China.

However, as advised by our PRC Counsel, China Commercial Law Firm, it remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. In light of PRC’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like us. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The Offering

Securities offered by us pursuant to this prospectus supplement	60,000,000 Class A Ordinary Shares

Offering price	$0.04 per Class A Ordinary Share

Total ordinary shares outstanding before this offering	26,237,500 Class A Ordinary Shares and 11,250,000 Class B Ordinary Shares

Total ordinary shares outstanding immediately after this offering	86,237,500 Class A Ordinary Shares and 11,250,000 Class B Ordinary Shares

Use of proceeds	We intend to use the net proceeds from this offering for vessel acquisition, working capital and general corporate purposes. See “Use of Proceeds” on page S-15 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-12 of this prospectus supplement, on page 18 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Listing	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “PTLE.”

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors that can influence our business, financial position or results of operations, and which can also cause the market value of our Class A Ordinary Shares to decline. Many of these factors are beyond our control and, therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” contained in our 2024 Annual Report, the Prospectus, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus supplement or the accompanying prospectus, together with all of the other information contained in this prospectus supplement or the accompanying prospectus. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Risks Related to this Offering

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We currently intend to use the net proceeds from this offering for vessel acquisition, working capital and general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

Future sales of our Class A Ordinary Shares, whether by us or our shareholders, could cause the price of our Class A Ordinary Shares to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Class A Ordinary Shares in the public market, the trading price of our Class A Ordinary Shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our Class A Ordinary Shares could also depress the market price of our shares. A decline in the price of our Class A Ordinary Shares might impede our ability to raise capital through the issuance of additional Class A Ordinary Shares or other equity securities. In addition, the issuance and sale by us of additional Class A Ordinary Shares, or securities convertible into or exercisable for our Class A Ordinary Shares, or the perception that we will issue such securities, could reduce the trading price for our Class A Ordinary Shares as well as make future sales of equity securities by us less attractive or not feasible.

You may experience immediate and substantial dilution in the net tangible book value per share of the Class A Ordinary Shares you purchase in the offering. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The offering price per share in this offering may exceed the pro forma net tangible book value per share of our Class A Ordinary Shares outstanding as of June 30, 2025. After giving effect to the sale of 60,000,000 Class A Ordinary Shares in this offering, at a public offering price of $0.04 per Share, you will experience immediate dilution of $0.115 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of Class A Ordinary Shares or securities convertible or exchangeable for our Class A Ordinary Shares, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our Class A Ordinary Shares offered in this offering.

We do not know whether a market for the Class A Ordinary Shares will be sustained or what the trading price of our Class A Ordinary Shares will be, and as a result, it may be difficult for you to sell your Class A Ordinary Shares.

Although our Class A Ordinary Shares are currently trading on the Nasdaq Capital Market, an active trading market for the Class A Ordinary Shares may not be sustained. It may be difficult for you to sell your Class A Ordinary Shares without depressing the market price for the Class A Ordinary Shares. As a result of these and other factors, you may not be able to sell your Class A Ordinary Shares. Further, an inactive market may also impair our ability to raise capital by selling Class A Ordinary Shares, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our Class A Ordinary Shares as consideration.

Securities analysts may not cover our Class A Ordinary Shares and this may have a negative impact on the market price of our Class A Ordinary Shares.

The trading market for our Class A Ordinary Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts. We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Class A Ordinary Shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who cover us downgrades our Class A Ordinary Shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Class A Ordinary Shares could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our Class A Ordinary Shares to decline.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025:

●	on an actual basis, as derived from our audited consolidated financial statements as of June 30, 2025, which are incorporated by reference into this prospectus supplement; and

●	on an as adjusted basis to give further effect to the issuance and sale of 60,000,000 Class A Ordinary Shares at the offering price of US$0.04 per Class A Ordinary Share, after deducting the estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

As of June 30, 2025

(All amounts in thousands of USD, except for share and per share data, unless otherwise noted)

	June 30, 2025
	Actual	As adjusted
	$	$
Shareholders’ Equity:
Ordinary Shares, consisting of 26,237,500 Class A Ordinary Shares and 11,250,000 Class B Ordinary Shares outstanding on actual basis, 86,237,500 Class A Ordinary Shares and 11,250,000 Class B Ordinary Shares outstanding on a pro forma as adjusted basis(1)	$15,199,395	$17,453,135
Deferred share-based compensation	(4,360,759)	(4,360,759)
Accumulated losses	(2,417,178)	(2,417,178)
Total Shareholders’ Equity	$8,421,458	$10,675,198
Total Capitalization	$8,421,458	$10,675,198

Notes:

(1)	Ordinary shares reflects the sale of Class A Ordinary Shares in this offering at a public offering price of $0.04 per share, and after deducting the estimated offering expenses payable by us. The pro forma as further adjusted information is illustrative only. We estimate that such net proceeds will be approximately $2,253,740.

DILUTION

Our net tangible book value on June 30, 2025 was US$8,402,958, or US$0.224 per Class A Ordinary Share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of 60,000,000 Class A Ordinary Shares at an offering price of US$0.04 per Class A Ordinary Share, and after deducting the estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of June 30, 2025 would have been US$10,656,698, or US$0.109 per Class A Ordinary Share.

The following table illustrates the net tangible book value dilution per share to shareholders after the issuance of the Class A Ordinary Shares in this offering:

Public offering price per ordinary share	US$	0.040
Net tangible book value per ordinary share as of June 30, 2025	US$	0.224
Decrease per ordinary share attributable to investors under this prospectus supplement	US$	(0.115)
As adjusted net tangible book value per ordinary share after this offering	US$	0.109
Net tangible book value anti-dilution per ordinary share to new investors	US$	(0.069)

The foregoing table and discussion is based on 26,237,500 Class A Ordinary Shares and 11,250,000 Class B Ordinary Shares outstanding as of December 8, 2025.

This discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options over our Class A Ordinary Shares.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $2,253,740 after deducting the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for vessel acquisition, working capital and other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are a British Virgin Islands business company incorporated under the laws of BVI on December 29, 2023, and our affairs are governed by our memorandum and articles of association (as amended and restated from time to time), and the BVI Business Companies Act of 2020 (as amended) (the “BVI Act”) which is referred to as the BVI Act below and the common law of the British Virgin Islands.

On October 17, 2024, the Company completed its initial public offering of 1,250,000 Ordinary Shares at the initial public offering price of US$4.00 per Ordinary Share on the Nasdaq Capital Market. In addition, on October 15, 2024, we entered into an underwriting agreement with Dominari Securities LLC, who acted as the representative of the underwriters, pursuant to which the Company granted the underwriters a 45-day option to purchase up to an additional 187,500 Ordinary Shares to cover the over-allotments option, if any.

Subsequent to the initial public offering, on November 6, 2024, the representative of the underwriters in the Company’s initial public offering, Dominari Securities LLC, fully exercised its over-allotment option to purchase an additional 187,500 Ordinary Shares.

On December 30, 2024, the board of directors of the Company approved and adopted an equity incentive plan, which authorized a maximum number of 1,000,000 ordinary shares of the Company available for issuance to the directors, officers, managers, employees, consultants or advisors (and prospective directors, officers, managers, employees, consultants and advisors) of the Company and its affiliates. As of the date of this prospectus supplement, the Company has issued a total of 1,000,000 Ordinary Shares to five employees of the Company.

On June 16, 2025, the Company convened its annual general meeting of shareholders, during which the shareholders of the Company adopted resolutions approving all of the proposals considered at the meeting. As a result, (i) all of the authorized and issued and outstanding ordinary shares with no par value each held by the then existing shareholders of the Company, except for the 11,250,000 ordinary shares held by PTLE Limited, were designated into Class A Ordinary Shares with no par value each, each having one (1) vote per share and the other rights attached to it as set out in the Second Amended and Restated Memorandum and Articles of Association on an one-for-one basis; (ii) the 11,250,000 authorized and issued and outstanding Ordinary Shares held by PTLE Limited into 11,250,000 Class B Ordinary Shares, conferring the holder thereof fifty (50) votes per Class B Ordinary Share at a meeting of members of the Company or on any resolution of members and the other rights attached to it as set out in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis, provided that no Class B Ordinary Shares shall be convertible into Class A Ordinary Shares; and (iii) the remaining authorized unlimited but unissued ordinary shares of single class into unlimited Class A Ordinary Shares and unlimited Class B Ordinary Shares.

As of the date of this prospectus supplement, PTL is authorized to issue unlimited Class A Ordinary Shares with no par value and unlimited Class B Ordinary Shares with no par value, of which 26,237,500 Class A Ordinary Shares and 11,250,000 Class B Ordinary Shares were currently issued and outstanding as of the date of the prospectus supplement.

General

All of our issued ordinary shares are fully paid and non-assessable. Each holder of ordinary shares is entitled to a certificate specifying the number of ordinary shares held by him, her or it. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their ordinary shares.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “PTLE.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Transhare Corporation, with its offices located at Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764.

Distributions

The holders of our ordinary shares are entitled to such dividends or other distributions as may be authorized by our board of directors, subject to the BVI Act and our memorandum and articles of association, as amended from time to time.

Shareholders’ voting rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called meeting of the shareholders entitled to vote on such action. At each meeting of shareholders, each shareholder of Class A Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Share which such shareholder holds and each shareholder of Class B Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have fifty votes for each Class B Ordinary Share which such shareholder holds. An action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing.

Election of directors

The laws of the British Virgin Islands do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the British Virgin Islands, and we have made no provisions in our memorandum and articles of association to allow cumulative voting for elections of directors.

Meetings of Shareholders

Any of our directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must not give less than seven days’ notice of the meeting to those shareholders whose names appear as shareholders in the register of shareholders on the date of the notice and are entitled to vote at the meeting, and the other directors. Our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

The quorum for a meeting of shareholders is duly constituted if, at the beginning of the meeting, there are present in person or by proxy not less than one-third (33.3)% of the votes of the shares (or class or series of shares) entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case, it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present will constitute a quorum but otherwise the meeting will be dissolved.

Meetings of directors

Our business and affairs are managed by our board of directors who make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as they determine to be necessary or desirable. A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Protection of minority shareholders

We would normally expect British Virgin Islands courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) an infringement of individual rights of the minority shareholder (such as the right to vote and pre-emptive rights), and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new ordinary shares under either British Virgin Islands law or our memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may not resolve to refuse or delay the transfer of any ordinary share unless the shareholder has failed to pay an amount due in respect of it or in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred exceeds four.

Liquidation

As permitted by the BVI Act and our memorandum and articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors or resolution of shareholders provided the shareholders have approved, by resolution of shareholders, a liquidation plan approved by the directors, if our assets equal or exceed our liabilities and we are able to pay our debts as they fall due. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

Calls on ordinary shares and forfeiture of ordinary shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified date of payment. Where such a notice has been issued its requirements have not been complied with, the directors may, at any time before the tender of payment, forfeit and cancel the ordinary shares to which the notice relates.

Redemption of ordinary shares

Subject to the provisions of the BVI Act, our board of directors may authorize the issuance of shares at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors, subject to the BVI Act, our memorandum and articles of association and any applicable requirements imposed from time to time by the SEC, The Nasdaq Capital Market or any recognized stock exchange on which our securities are listed.

Variation of rights

All or any of the rights attached to any class of shares may subject to the provisions of the BVI Act be varied only with the consent in writing of, or a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors:

●	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

●	subject to our memorandum of association, divide our authorized and issued shares into a larger number of shares; and

●	subject to our memorandum of association, combine our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Under the BVI Act, holders of our ordinary shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) our register of shareholders, (iii) our register of directors and (iv) minutes of meetings and resolutions of our shareholders, and to make copies and take extracts from these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional ordinary shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors.

PLAN OF DISTRIBUTION

This is a self-underwritten offering. This prospectus supplement is part of a registration statement that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to any of them for any Class A Ordinary Shares that are sold by them. We have not entered into any underwriting agreement, arrangement, or understanding for the sale of the Class A Ordinary Shares being offered. In the event we retain a broker who may be deemed an underwriter, we will file a prospectus supplement with the SEC. This offering is intended to be made solely by the delivery of this prospectus supplement and the accompanying subscription agreements to prospective investors. Our officers and directors will sell the shares and intend to offer them to friends, family members, business acquaintances, and interested parties. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Exchange Act.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of their participation;

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

We have entered into securities purchase agreements (the “Securities Purchase Agreements”) with the investors pursuant to which we will sell to the investors Class A Ordinary Shares at the aggregate offering price of US$0.04 in this takedown from our shelf registration statement. We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our Class A Ordinary Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenue.

We entered into the Securities Purchase Agreements directly with the investors on December 4, 2025, and we will only sell to investors who have entered into the Securities Purchase Agreements with us.

We expect that delivery of the Class A Ordinary Shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about December 9, 2025, subject to customary closing conditions.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus under the laws of the British Virgin Islands was passed upon by Ogier. Ortoli Rosenstadt LLP may rely upon Ogier with respect to matters governed by the laws of the British Virgin Islands.

If legal matters in connection with offerings made pursuant to this prospectus supplement are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the fiscal years ended December 31, 2024, 2023, and 2022, which are incorporated by reference in the Prospectus, have been so included in reliance on the report of J&S Associate PLT, an independent registered public accounting firm, given their authority as experts in accounting and auditing. The current address of J&S Associate PLT is B-11-14, MEGAN AVENUE 2, 12, JALAN YAP KWAN SENG, KUALA LUMPUR, MALAYSIA, Federal Territory of Kuala Lumpur 50450.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our Annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 15, 2025;

●	our reports of foreign private issuer on Form 6-K, furnished to the SEC on May 28, 2025, June 17, 2025, June 26, 2025, July 24, 2025, August 6, 2025, October 27, 2025, November 3, 2025 and December 3, 2025;

●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on September 30, 2024, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to: PTL Limited, 21 Bukit Batok Crescent, #24-71, WCEGA Tower, Singapore 658065.

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

PTL LIMITED

$100,000,000

Class A Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, Class A ordinary shares with no par value (“Class A Ordinary Shares”), share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $100,000,000.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Our Class A Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “PTLE.” On November 5, 2025, the closing price of our Class A Ordinary Shares as reported by the Nasdaq Capital Market was $0.24. During the year immediately prior to the date of this prospectus, the high and low closing prices were US$15.78 and US$0.14 per Class A Ordinary Share, respectively. We have recently experienced price volatility in our share price. See “Risk Factors - Risks Relating to our Class A Ordinary Shares and this Offering - We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares” on page 46 of this prospectus and as set forth in our Annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 15, 2025 (the “2024 Annual Report”).

The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates or public float, as of the date of this prospectus, was approximately $6,297,000, which was calculated based on 26,237,500 Class A Ordinary Shares held by non-affiliates and the per share price of $0.24, which was the closing price of our Class A Ordinary Shares on Nasdaq on November 5, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A Ordinary Shares in any 12-month period so long as the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities during the period pursuant to General Instruction I.B.5 of Form F-3.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

PTL Limited, or PTL, is a holding company incorporated in the British Virgin Islands (“BVI”). As a holding company with no material operations, PTL conducts all of its operations through its operating entity, Petrolink Energy Limited (the “Operating Subsidiary”), a company incorporated in Hong Kong. Investors in our Class A Ordinary Shares should be aware that they will not and may never directly hold equity interests in the Operating Subsidiary, but rather purchase equity solely in PTL, the BVI holding company. This structure involves unique risks to the investors, and the PRC regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities PTL is registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States. See “Prospectus Summary -- Corporate History and Structure.”

All of our operations are conducted by our wholly-owned Operating Subsidiary in Hong Kong, which is a special administrative region of the PRC. We currently do not have any operations in Mainland China. We do not have any operation or maintain an office or personnel in Mainland China, nor currently do we have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in Mainland China. However, since (1) our operations are located in Hong Kong, which is a special administrative region of the PRC, and (2) some of our customers are Mainland China companies, Mainland China individuals, or companies that have shareholders or directors that are Mainland China individuals, we are subject to certain legal and operational risks associated with our Operating Subsidiary being based in Hong Kong, and the legal and operational risks associated with operating in Mainland China may also apply to our operations in Hong Kong. We may be subject to unique risks due to the uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to cybersecurity, data security, and the oversight and control over overseas securities offerings by the PRC government. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. The PRC government may intervene or influence the current and future operations in Hong Kong at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like us. Such governmental actions:

●	could result in a material change in our operations and/or the value of our Class A Ordinary Shares;

●	could significantly limit or completely hinder our ability to continue our operations;

●	could significantly limit or hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and

●	may cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

The PRC regulatory authorities could disallow this structure, which would likely result in a material change in the operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information—3.D. Risk Factors—Risks Relating to Doing Business in Hong Kong” and “Item 3. Key Information—3.D. Risk Factors—Risks Relating to Our Corporate Structure” in the 2024 Annual Report and this prospectus.

This is an offering of the Class A Ordinary Shares of PTL Limited, the holding company in the British Virgin Islands that does not conduct operations of its own. Investors in this offering may never directly hold any equity interests in its Operating Subsidiary that primarily conduct operations in Hong Kong.

Investing in our Class A Ordinary Shares involves a high degree of risk. You should carefully read and consider the “Risk Factors” section of this prospectus, and the risk factors set forth in our 2024 Annual Report, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

The Company received a written notification on July 18, 2025, from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC regarding the Company’s failure to comply with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of US$1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”), as well as Rule 5550(b)(2), which requires a company to maintain the minimum market value of listed securities (the “MVLS”) of US$35 million for continued listing of the Company’s Class A Ordinary Shares of no par value each on the Nasdaq Capital Market (the “MLVS Requirement”). The Company had been granted a 180-day extension until January 14, 2026, to regain compliance with the Nasdaq Minimum Bid Price Requirement and MLVS requirement. The Company intends to monitor its market value of publicly held shares between now and January 14, 2026, and intends to cure the deficiency within the prescribed grace period. During this time, the Company expects that its Class A Ordinary Shares will continue to be listed and traded on the Nasdaq Capital Market. If the Company does not regain compliance by the Compliance Deadline, the Company will receive further written notification from Nasdaq that its securities are subject to delisting. At that time, the Company may qualify for additional time or appeal the delisting determination to a hearing panel. For more information, see “Risk Factors — Risks Related to Our Class A Ordinary Shares — If we cannot satisfy, or continue to satisfy, the continued listing requirements and other rules of Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Class A Ordinary Shares may be delisted, which could negatively impact the price of our Class A Ordinary Shares and your ability to sell them” on page 50, “Risk Factors — Risks Related to Our Class A Ordinary Shares — The market price of our Class A Ordinary Shares has recently declined significantly, and our Class A Ordinary Shares could be delisted from Nasdaq or trading could be suspended” on page 47, and “Risk Factors — Risks Related to Our Class A Ordinary Shares — In the event that our Class A Ordinary Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our Class A Ordinary Shares because they may be considered penny stocks and thus be subject to the penny stock rules” on page 47 of this prospectus.

We are aware that, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary — Recent Regulatory Development in the PRC.” Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiary’s daily business operation, their ability to accept foreign investments and the continued listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and/or the value of our Class A Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application.

Furthermore, on February 24, 2023, the CSRC revised the Provisions on Strengthening the Management of Confidentiality and Archives Related to the Overseas Issuance of Securities and Overseas Listing by Domestic Companies which were issued in 2009, or the Archives Rules. The revised Archives Rules came into effect on March 31, 2023 together with the Trial Measures. The revised Archives Rules expand their application to cover indirect overseas offering and listing, by stipulating that a domestic company which plans to publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers and overseas regulators, any documents and materials containing state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level.

According to Article 18 of the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws relating to the national flag, national anthem, and diplomatic privileges and immunities. Further, there is no legislation mandating that the laws in Hong Kong shall be in line with those in the PRC. Despite the foregoing, the legal and operational risks that arise from operating in Mainland China also apply to businesses operating in Hong Kong and Macau.

However, there remains uncertainty as to how the Draft Measures, the Trial Measures and the Draft Rules Regarding Overseas Listing will be interpreted or implemented and whether the PRC regulatory agencies, including the Cyberspace Administration of China (the “CAC”) and CSRC. It is also possible that new PRC laws, regulations, rules, or detailed implementation and interpretation related to the Trial Measures may be adopted in the future, which could impact businesses operating in Hong Kong and Macau that engage in activities covered by these measures. As advised by our PRC Counsel, China Commercial Law Firm, as of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, neither we, nor our Operating Subsidiary were required to obtain any permissions or approvals from PRC authorities for our completed initial public offering, our continued listing in the U.S., and to issue our Class A Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) our Operating Subsidiary was established and operate in Hong Kong, which is not a “domestic company” for the purposes of the Trial Measures, and (iii) businesses conducted by our Operating Subsidiary are not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. As of the date of this prospectus, neither the CAC, the CSRC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiary’s operations or this offering. Therefore, the Company or its subsidiary is currently not required to obtain regulatory approval from the CAC, CSRC nor any other PRC authorities for its and its subsidiary’s operations in Hong Kong and this offering. However, as advised by our PRC Counsel, China Commercial Law Firm, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 35.

Petrolink Energy Limited, our Operating Subsidiary in Hong Kong may collect and store certain data (including certain personal information) from our customers, some of whom may be individuals in Mainland China, in connection with our business and operations and for “Know Your Customers” purposes. As advised by our PRC Counsel, China Commercial Law Firm, the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations will not have an impact on our business, operations or this offering, neither we or our Operating Subsidiary, are covered by permission requirements from the CAC that is required to approve our subsidiary’s operations, as our Operating Subsidiary will not be deemed to be an “operator” or a “data processor” that are required to file for cybersecurity review before listing in the United States, because: (i) our Operating Subsidiary is incorporated in Hong Kong and operates in Hong Kong; and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to the offering by a company like ours; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored personal information of less than one million individual in Mainland China and we have acquired the our customers’ separate consents for collecting and storing of their personal information and data; (iii) all of the data of our customers that our Operating Subsidiary has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Based on Mainland China laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by Mainland China authorities, neither we, nor our Operating Subsidiary, are currently required to obtain any permission or approval from the PRC authorities, including the CSRC and CAC, to operate our business, or for our initial public offering (“IPO”) that was completed on October 17, 2024, and or any follow-on offerings of our securities. Therefore, no application to obtain permission or approval from the PRC authorities was required for our IPO, nor was any required for the offering as contemplated by this prospectus, and no permissions or approvals have been denied as of the date of this prospectus.

However, as advised by our PRC Counsel, China Commercial Law Firm, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of PRC laws and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, we believe that there remains significant uncertainty in the interpretation and enforcement of relevant Mainland China cybersecurity laws and other regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and become applicable to our Operating Subsidiary in Hong Kong, if our Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to our Operating Subsidiary in Hong Kong, the business operation of our Operating Subsidiary and the continued listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct follow-on offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or of continued listing on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 38.

Although we are not subject to cybersecurity review by the CAC nor any other PRC authorities for the IPO or this offering, neither are we required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for ours and our Operating Subsidiary’s operations in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong. In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual in order to ensure personal data is collected on a fully-informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Compliance with PDPO and any such other existing or future data privacy related laws, regulations and governmental orders by us may entail significant expenses as we have to process the data in a secured manner by enhancing the security of our IT system from time to time and ensure that all data are properly collected and used; and any breach of PDPO could materially affect our business.

In addition, the Holding Foreign Companies Accountable Act (the “HFCAA”), which prohibits foreign companies from listing their securities on U.S. exchanges if the Company’s auditor has been unavailable for PCAOB inspection or investigation for three consecutive years, became law in December 2020. On December 16, 2021, the PCAOB issued a determination (the “Determination Report”) that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by authorities in those jurisdictions, and the PCAOB included in the Determination Report a list of the accounting firms that are headquartered in the PRC or Hong Kong. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary. The SEC adopted final amendments to its rules to implement the HFCAA, which went into effect on January 20, 2022. As part of the SEC’s final rules, identified issuers will need to provide additional disclosures in subsequent filings that prove the issuer is not owned or controlled by a governmental authority in the foreign jurisdiction of the audit firm identified by the PCAOB in the Determination Report.

Our current auditor, FundCertify CPA Professional Corporation (“FundCertify”), an independent registered public accounting firm headquartered in Cary, North Carolina, is a firm registered with the PCAOB, that is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess FundCertify’s compliance with applicable professional standards. FundCertify is not subject to the Determination Report announced by the PCAOB relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Mainland China or Hong Kong because of a position taken by one or more authorities in Mainland China or Hong Kong. Our previous auditor, J&S Associate PLT (“J&S”), an independent registered public accounting firm headquartered in Malaysia, is a firm registered with the PCAOB, that is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess J&S’s compliance with applicable professional standards. J&S is not subject to the Determination Report announced by the PCAOB relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Mainland China or Hong Kong because of a position taken by one or more authorities in Mainland China or Hong Kong. In the event that it is later determined that the PCAOB is unable to inspect or investigate completely our current or previous auditor or our work papers because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from the applicable stock exchange. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was enacted on December 29, 2022, and amended the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCAA, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. The PCAOB continues to demand complete access in Mainland China and Hong Kong moving forward and resumed regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the AHFCAA was enacted, which amended the HFCAA by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our common stock may be prohibited from trading or delisted. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, then such lack of inspection could cause our securities to be delisted from the stock exchange. See “Risk Factors — Risks Relating to Our Class A Ordinary Shares and This Offering — Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 44.

PTL has no operations of its own. It conducts its operations in Hong Kong through our Operating Subsidiary. PTL may rely on dividends or payments to be paid by our Operating Subsidiary to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur, and to pay our operating expenses. If our Operating Subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Cash is transferred through our organization in the following manner: (i) funds are transferred from PTL, our holding company incorporated in BVI, to our Operating Subsidiary in Hong Kong, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiary in Hong Kong to PTL.

There are no restrictions or limitations on our ability to distribute earnings from our subsidiaries, including our subsidiary in Hong Kong, to PTL and shareholders and the U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Second Amended and Restated Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as it thinks fit, if it is satisfied, on reasonable grounds, that immediately following the dividend payment the value of our assets will exceed our liabilities and PTL will be able to pay our debts as they become due. For the cash transfers between PTL and the Operating Subsidiary, and according to the BVI Act, a BVI company may make dividend distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities, and the company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of PTL’s subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to PTL. Other than the above, we have not adopted, nor do we maintain, any cash management policies and procedures as of the date of this prospectus. Additionally, as of the date of this prospectus, there are no further BVI or Hong Kong statutory restrictions on the amount of funds that may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

Furthermore, as of the date of this prospectus, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between PTL and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to PTL and U.S. investors and amounts owed. As advised by our PRC Counsel, China Commercial Law Firm, the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from PTL to the Operating Subsidiary or from the Operating Subsidiary to PTL, our shareholders and the U.S. investors. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless. For a more detailed discussion of how the cash is transferred within our organization, see “Summary — Transfers of cash to and from our subsidiary” and “Risk Factors — Risks relating to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.” on pages 4 and 42. See “Dividend Policy” on page 75 of the 2024 Annual Report for further details.

PTL, our BVI holding company, since its incorporation on December 29, 2023, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to the BVI holding company. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between PTL and its subsidiaries, or by the Operating Subsidiary to PTL. As of the date of this prospectus, our Operating Subsidiary has not declared any dividends to its then shareholders. We do not have any present plan to declare or pay any dividends on our Class A Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus, and risk factors set forth in our 2024 Annual Report, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, the British Virgin Islands Financial Services Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2025

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $100,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution” on page 74 of this prospectus.

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Find More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Amended and Restated Memorandum and Articles of Association” are to the memorandum and articles of association of PTL (as defined below), as amended on June 11, 2024;

●	“BVI” are to the British Virgin Islands;

●	“BVI Act” are to the BVI Business Companies Act, 2020 (as amended);

●	“CAGR” are to compounded annual growth rate, the year-on-year growth rate over a specific period of time;

●	“Class A Ordinary Shares” refers to the Class A ordinary shares of PTL (as defined below) of no par value;

●	“Class B Ordinary Shares” refers to the Class B ordinary shares of PTL (as defined below) of no par value;

●	“Controlling Shareholder” are to PTLE Limited, a company incorporated under the laws of British Virgin Islands;

●	“FY2024,” “FY2023,” “6M2025,” and “6M2024” are to fiscal year ended December 31, 2024 and 2023, and the six months ended June 30, 2025 and 2024, respectively;

●	“Hong Kong dollar(s)”, or “HK$” are to the legal currency of Hong Kong;

●	“Hong Kong” or “HK SAR” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Mainland China” are to the mainland of the People’s Republic of China; excluding Taiwan, Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China for the purposes of this prospectus only;

●	“MOPS” are to Mean of Platts Singapore, a common benchmark for pricing marine fuel that is widely used as a standard pricing model by industry participants in the Asia Pacific Region.

●	“Operating Subsidiary” or “Petrolink Hong Kong” are to Petrolink Energy Limited, a company with limited liability incorporated under the laws of Hong Kong, and a wholly-owned subsidiary of PTL;

●	“Ordinary Shares” are to Class A Ordinary Shares and Class B Ordinary Shares (as defined above);

●	“Petrolink Singapore” are to Petrolink Energy Pte. Ltd., a company with limited liability incorporated under the laws of Singapore, and a wholly-owned subsidiary of PTL;

●	“PRC” are to the People’s Republic of China, including Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China;

●	“PRC government” are to the government and governmental authorities of Mainland China for the purposes of this prospectus only;

●	“PTL” and “Company” refers to PTL Limited, a BVI business company with limited liability incorporated under the laws of BVI, and the holding company of our businesses;

●	“SEC” are to the United States Securities and Exchange Commission;

●	“Second Amended and Restated Memorandum and Articles of Association” are to the current memorandum and articles of association of PTL (as defined below), as amended on June 18, 2025;

●	“US$”, “$”, or “U.S. dollar(s)” are to the legal currency of the United States;

●	“U.S.”, or “United States” are to the United States of America;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States; and

●	“We”, “Group”, “us”, “or “our” refer to PTL Limited, the BVI holding company that will issue the Class A Ordinary Shares being offered, and its subsidiaries.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us and our industry. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our need to raise additional financing to fund daily operations and successfully grow;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our growth strategies;

●	current and future economic and political conditions;

●	expected changes in our revenues, costs or expenditures;

●	the trends in, and size of, the bunkering market in the Asia Pacific;

●	our expectations regarding demand for, and market acceptance of, our products and services;

●	our expectations regarding our relationships with customers, suppliers, third-party service providers, strategic partners and other stakeholders;

●	our expectations regarding our customer base;

●	our ability to obtain, maintain or procure all necessary government certifications, approvals, and/or licenses to conduct our business, and in the relevant jurisdictions in which we operate;

●	competition in our industry;

●	relevant laws, regulations, and policies relating to the bunkering industry in the Asia Pacific;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to hire and retain qualified management personnel and key employees;

●	overall industry, economic and market performance;

●	volatility of fuel prices and the effects of the Russian invasion of Ukraine and actions by, or disputes among or between, oil producing countries with respect to matters related to the price or production of oil; and

●	the other factors described in “Risk Factors.”.

This prospectus also contains certain market data relating to the bunkering industry in the Asia Pacific region that are based on industry publications and reports. This information involves a number of assumptions, estimates and limitations. These industry publications, surveys and forecasts generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Nothing in such data should be construed as advice. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The bunkering industry in the Asia Pacific region may not grow at the rates projected by market data, or at all. The failure of these markets to grow at the projected rates may have a material adverse effect on our business and the market price of the Class A Ordinary Shares. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we have referred to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

iv

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that the Company is offering, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2024 Annual Report and other SEC reports.

Overview

Our Company

Headquartered in Hong Kong, we are an established bunkering facilitator providing marine fuel logistics services for vessel refueling, primarily container ships, bulk carriers, general cargo vessels, and chemical tankers. Targeting and serving the Asia Pacific market, we leverage our close relationships and partnership within our established network in the marine fuel logistic industry, including the upstream suppliers and downstream customers, to provide a one-stop solution for vessel refueling.

Through our Operating Subsidiary, Petrolink Energy Limited, we purchase marine fuel, including low sulfur fuel oil, high sulfur fuel oil and low sulfur marine gas oil, from our suppliers and arrange for our suppliers to deliver marine fuel to our customers directly. As the bunkering facilitator, our services mainly involve (i) facilitating the supply of fuel through our suppliers for the use by our customers’ vessels at various ports along their voyages in the Asia Pacific region; (ii) arranging vessel refueling activities at competitive pricing to our customers; (iii) offering trade credit to our customers for vessel refueling; (iv) handling unforeseeable circumstances faced by our customers and providing contingency solutions to our customers; and (v) handling disputes, mainly in relation to quality and quantity issues on marine fuel, if any.

Our operations are conducted in Hong Kong and substantially all of our revenue has been generated by our Operating Subsidiary in Hong Kong. We do not require any permits and licenses for the operation of our business and, instead, we rely on the permits and licenses of our suppliers for the actual delivery of marine fuel at each port. Geographically, in terms of the delivery locations at which the marine fuel is delivered to our customers, nearly all of our revenue, 94%, 95%, 97% and 93.2%, for the six months ended June 30, 2025 and 2024 and the fiscal years ended December 31, 2024 and 2023, respectively were generated by the marine fuel delivery to customers in Hong Kong ports. Other delivery locations include the United Arab Emirates, Singapore, Saudi Arabia, and mainland China, and all of the transactions for marine fuel delivery and vessel refueling activities in these locations have been booked through and concluded by our Operating Subsidiary in Hong Kong. For the six months ended June 30, 2025 and 2024 and the fiscal years ended December 31, 2024 and 2023, nil, nil, nil and 0.6% of our revenue were generated by the marine fuel delivery to customers in the mainland China port, respectively, and none of these customers were mainland Chinese companies and all of such transactions are booked through and concluded in Hong Kong, instead of in mainland China.

For the six months ended June 30, 2025 and 2024 and the fiscal years ended December 31, 2024 and 2023, our customers mainly consist of end-users and trading houses. Our five largest customers, in aggregate, contributed 65.2%, 55.9%, 53.8% and 44.3% respectively to our revenue for the six months ended June 30, 2025 and 2024 and the fiscal years ended December 31, 2024 and 2023. Our revenue decreased by $6,717,914, or 13.4%, from $50,273,589 for the six months ended June 30, 2024 to $43,555,675 for the six months ended June 30, 2025, primarily because of the decrease in our sales volume of approximately 81,702 metric tons for the six months ended June 30, 2024 to approximately 79,055 metric tons for the six months ended June 30, 2025. We recorded a decrease in revenue from approximately $102,106,509 for the year ended December 31, 2023 to approximately $98,133,646 for the year ended December 31, 2024, representing a decrease of approximately 3.9%, while the volume of marine fuel supplied by us decreased from 163,738 metric tons for the year ended December 31, 2023 to approximately 160,994 metric tons for the year ended December 31, 2024. Our cost of revenue mainly represented the marine fuel cost and other costs mainly including the agency fee, barging fee, cancellation charges and survey fee. Our cost of revenue decreased by $6,124,910, or 12.5%, from $50,273,589 for the six months ended June 30, 2024 to $43,008,979 for the six months ended June 30, 2025, which was mainly due to the decrease in our marine fuel costs and in line with the decrease in our revenue. Our cost of revenue decreased by $4,464,824, or 4.5%, from $100,190,534 for the year ended December 31, 2023 to $95,725,710 for the year ended December 31, 2024, which was mainly due to the decrease in our marine fuel costs and in line with the decrease in our revenue.

1

Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●	Proven track record and a reputation for smooth and reliable marine fuel logistics services

●	Strong presence in Hong Kong with geographically diverse operations

●	Strong relationships with suppliers; and

●	Economies of scale as a bulk purchaser

Business Strategies

We plan to grow our business by upgrading our current operations and expand our operations to markets outside Hong Kong by pursuing the following business strategies:

●	Enhancing our sales network globally and establishing our presence in Singapore;

●	Acquisitions of bunkering tankers;

●	Use our increased capital base to accelerate growth and enhance profitability;

●	Establish risk hedging policy and mechanism; and

●	Pursue strategic alliances and select acquisition opportunities.

Corporate History and Structure

The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities, as of the date of this prospectus:

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PTL Limited (“PTL”) was incorporated as a BVI business company with limited liability on December 29, 2023 under the laws of the BVI. In connection with the incorporation, on the same date of its incorporation, PTL Limited issued 1 Ordinary Share to its sole shareholder, PTLE Limited, at the consideration of US$1. On July 11, 2024, the Company effectuated a share split of its issued and outstanding shares at a ratio of 11,250,000 for one (the “Share Split”), so that there were 11,250,000 Ordinary Shares issued and outstanding post-Share Split. From a British Virgin Islands legal perspective, the Share Split does not have any retroactive effect on our shares prior to the effective date. However, references to our Ordinary Shares in this prospectus are presented on a post-Share Split basis, or as having been retroactively adjusted and restated to give effect to the Share Split, as if the Share Split had occurred by the relevant earlier date.

As of the date of this prospectus, PTL is authorized to issue unlimited ordinary shares with no par value, of which 26,237,500 Class A Ordinary Shares and 11,250,000 Class B Ordinary Shares were currently issued and outstanding as of the date of the prospectus. PTL has no material operation of its own, and we conduct operations through its wholly-owned Operating Subsidiary, namely Petrolink Energy Limited.

Petrolink Energy Limited (“Petrolink Hong Kong”) was incorporated on June 21, 2013, under the laws of Hong Kong. Petrolink Energy Limited is a wholly owned subsidiary of PTL and is our main operating entity.

Petrolink Energy Pte. Ltd. (“Petrolink Singapore”) was incorporated on February 5, 2024, under the laws of Singapore. Petrolink Singapore is a wholly owned subsidiary of PTL, for the purpose of establishing a representative office in Singapore to conduct marketing and sales support in Singapore. Since its incorporation, and as of the date of the prospectus, Petrolink Singapore has not had any operation.

Recent Developments

Initial Public Offering

On October 17, 2024, the Company completed its initial public offering of 1,250,000 Ordinary Shares at the initial public offering price of US$4.00 per Ordinary Share on the Nasdaq Capital Market. In addition, on October 15, 2024, we entered into an underwriting agreement with Dominari Securities LLC, who acted as the representative of the underwriters, pursuant to which the Company granted the underwriters a 45-day option to purchase up to an additional 187,500 Ordinary Shares to cover the over-allotments option, if any.

Over-allotment Option Exercise

Subsequent to the initial public offering, on November 6, 2024, the representative of the underwriters in the Company’s initial public offering, Dominari Securities LLC, fully exercised its over-allotment option to purchase an additional 187,500 Ordinary Shares.

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The 2024 Equity Incentive Plans

On December 30, 2024, the board of directors of the Company approved and adopted an equity incentive plan, which authorized a maximum number of 1,000,000 ordinary shares of the Company available for issuance to the directors, officers, managers, employees, consultants or advisors (and prospective directors, officers, managers, employees, consultants and advisors) of the Company and its affiliates. As of the date of this prospectus, the Company has issued a total of 1,000,000 Ordinary Shares to five consultants of the Company.

April 2025 Follow-on Offering

On April 9, 2025, the Company entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with several investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a best effort offering (the “Offering”), a total of 23,800,000 Ordinary Shares at the price of $0.30 per Ordinary Share for aggregate gross proceeds of $7,140,000. The Securities Purchase Agreements contain customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The Offering closed on April 11, 2025.

The Dual Class Structure

On June 16, 2025, the Company convened its annual general meeting of shareholders, during which the shareholders of the Company adopted resolutions approving all of the proposals considered at the meeting. As a result, (i) all of the authorized and issued and outstanding ordinary shares with no par value each held by the then existing shareholders of the Company, except for the 11,250,000 ordinary shares held by PTLE Limited, were designated into Class A Ordinary Shares with no par value each, each having one (1) vote per share and the other rights attached to it as set out in the Second Amended and Restated Memorandum and Articles of Association on an one-for-one basis; (ii) the 11,250,000 authorized and issued and outstanding Ordinary Shares held by PTLE Limited into 11,250,000 Class B Ordinary Shares, conferring the holder thereof fifty (50) votes per Class B Ordinary Share at a meeting of members of the Company or on any resolution of members and the other rights attached to it as set out in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis, provided that no Class B Ordinary Shares shall be convertible into Class A Ordinary Shares; and (iii) the remaining authorized unlimited but unissued ordinary shares of single class into unlimited Class A Ordinary Shares and unlimited Class B Ordinary Shares.

Transfers of Cash to and from Our Subsidiary

PTL has no operations of its own. It conducts its operations in Hong Kong through our Operating Subsidiary. Petrolink Singapore is a wholly owned subsidiary of PTL, for the purpose of establishing a representative office in Singapore to conduct marketing and sales support in Singapore. Since its incorporation, and as of the date of the prospectus, Petrolink Singapore has not had any operation. PTL may rely on dividends or payments to be paid by our Operating Subsidiary to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. If our Operating Subsidiary incurs debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Cash is transferred through our organization in the following manner: (i) funds are transferred from PTL, our holding company incorporated in the BVI, to our Operating Subsidiary in Hong Kong, our intermediate holding company, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiary in Hong Kong to PTL.

There is no restriction under the BVI Act on the amount of funding that PTL may provide to its subsidiary in Hong Kong (i.e., PTL to Operating Subsidiary) through loans or capital contributions, provided that such provision of funds is in the best interests of, and of commercial benefit to, PTL. The Operating Subsidiary is also permitted under the laws of Hong Kong, to provide funding to PTL, through dividend distributions or payments, without restrictions on the amount of the funds.

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There are no restrictions or limitation on our ability to distribute earnings by dividends from our Operating Subsidiary in Hong Kong to the Company and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Second Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolutions of directors, authorize and declare a dividend to shareholders from time to time and of an amount they deem fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of our assets will exceed our liabilities, and we will be able to satisfy our debts as they fall due. According to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), a company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between PTL and its subsidiary, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiary, to PTL and U.S. investors and amounts owed. See “Dividend Policy” on page 75 of the 2024 Annual Report for further details.

As further advised by our PRC Counsel, China Commercial Law Firm, the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from PTL to the Operating Subsidiary or from the Operating Subsidiary to PTL, our shareholders and the U.S. investors. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

Furthermore, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless.

PTL, our BVI holding company, since its incorporation on December 29, 2023, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to the BVI holding company. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between PTL and its subsidiaries, or by the Operating Subsidiary to PTL. As of the date of this prospectus, our Operating Subsidiary has not declared any dividends to its then shareholders.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiary by way of dividend payments. We do not have any present plan to declare or pay any dividends on our Class A Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Risk Factors — Risks related to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.” on page 42 for more information.

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Corporate Information

Our principal executive offices are located at PTL Limited, 21 Bukit Batok Crescent #24-71, WCEGA Tower, Singapore 658065. Our telephone number at this address is +65 90573550. Our registered office and our registered agent’s office in the BVI are both located at Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www.petrolinkhk.com. The information contained on our website is not a part of this prospectus.

The SEC maintains an website at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

Implications of Being a Foreign Private Issuer

 We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We are required to file an annual report on Form 20-F within four months of the end of each financial year. As a foreign private issuer, we are not generally required to provide quarterly financial information to the shareholders. However, we are required to file an interim balance sheet and income statement as of the end of our second quarter. These interim financial statements are not required to reconcile to US GAAP, but they must be provided no later than six months following the end of our second quarter. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely than that required to be filed with the SEC by U.S. domestic issuers. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer. Although we are permitted to follow certain corporate governance rules that conform to BVI requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

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Permission required from Hong Kong and PRC authorities

We have been advised by David Fong & Co., our counsel as to the laws of Hong Kong, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, PTL and our Operating Subsidiary are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the United States and issuing our Class A Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, apart from business registration certificates, PTL and our Operating Subsidiary are not required to obtain any permission or approval from Hong Kong authorities to operate our business. Our Hong Kong Operating Subsidiary has received all requisite permissions or approvals from the Hong Kong authorities to operate their business in Hong Kong, including but not limited to their business registration certificates.

As advised by our PRC Counsel, China Commercial Law Firm, as of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus, the Company is not required to obtain permissions or approvals from any PRC authorities before listing in the United States, including the filings under the Trial Measure, and to issue our Class A Ordinary Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) our Operating Subsidiary was established and operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. As further advised by China Commercial Law Firm, PTL and our Operating Subsidiary, are not required to obtain any permissions or approvals from any Chinese authorities to operate their business as of the date of this prospectus. No permissions or approvals have been applied for by us or denied by any relevant authority.

In the event that the operation of us or our Operating Subsidiary in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Uncertainties still exit, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. In the event that the operation of us or our Operating Subsidiary in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face regulatory risks as those operated in Mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies. Any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

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Regulatory Development in the PRC

We are a holding company incorporated in the BVI with all of the operations conducted by our Operating Subsidiary in Hong Kong. We currently do not have, nor do we currently intend to establish, any subsidiary nor do we plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Accordingly, we believe that the PRC laws and regulations on cybersecurity, data security, and the oversight and control over overseas securities offerings do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future.

We are aware that, in recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. This indicated the PRC government’s intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, its ability to accept foreign investments, and the continued listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and/or the value of our Class A Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors.

Cybersecurity review

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (i) such processing is for the purpose of providing products or services for natural persons within Mainland China, (ii) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC together with other relevant government authorities in Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that Overseas Issuance and Listing shall complete the filing procedures of and submit the relevant information to the CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an Overseas Issuer on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations.

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On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures provide that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security (together with the operators of critical information infrastructure, the “Operators”), shall conduct a cybersecurity review, and that any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. The publication of the Measures expands the application scope of the cybersecurity review to cover data processors and indicates greater oversight by the CAC over data security, which may impact our business and this offering in the future.

Our Operating Subsidiary may collect and store data (including certain personal information) from their customers, some of whom may be individuals in Mainland China, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). As advised by our PRC Counsel, China Commercial Law Firm, we do not expect the Measures to have an impact on our business, operations or this offering, given that (i) our Operating Subsidiary is incorporated in Hong Kong (ii) we have no subsidiary, VIE structure nor any direct operations in Mainland China, and (iii) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the Mainland China shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). As further advised by our PRC Counsel, China Commercial Law Firm, we believe that our Operating Subsidiary will not be deemed to be an “Operator” required to file for cybersecurity review before listing in the United States, because (i) our Operating Subsidiary was incorporated in Hong Kong and operates in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures, the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored personal information of less than one million users; (iii) all of the data our Operating Subsidiary has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. Therefore, we do not believe we are covered by the permission requirements from CSRC or CAC.

Data Security Law

The PRC Data Security Law (the “Data Security Law” or “DSL”), which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. According to Article 2 of the Data Security Law, DSL applies to data processing activities within the territory of Mainland China as well as data processing activities conducted outside the territory of Mainland China which jeopardize the national interest or the public interest of PRC or the rights and interest of any PRC organization and citizens. Any entity failing to perform the obligations provided in the Data Security Law may be subject to orders to correct, warnings and penalties including ban or suspension of business, revocation of business licenses or other penalties. As of the date of this prospectus, we do not have any operation or maintain any office or personnel in Mainland China, and we have not conducted any data processing activities which may endanger the national interest or the public interest of PRC or the rights and interest of any PRC organization and citizens. Therefore, as advised by our PRC Counsel, China Commercial Law Firm, we do not believe that the Data Security Law is applicable to us.

CSRC Filing or approval

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the Chinese laws and regulations currently in effect at the time of this prospectus, we will not be required to submit an application to the CSRC for its approval of this offering and the continued listing and trading of our Class A Ordinary Shares on the Nasdaq under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented, and the opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion.

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The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities (“Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by PRC-based companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law. As of the date of this prospectus, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities.

On December 24, 2021, the CSRC, together with other relevant PRC government authorities issued the Draft Overseas Listing Regulations. The Draft Overseas Listing Regulations requires that Overseas Issuance and Listing shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an Overseas Issuer on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (1) on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing; (2) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, but have not completed the indirect overseas listing; if domestic companies fail to complete the overseas listing within such six-month transition period, they shall file with the CSRC according to the requirements; and (3) the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with contractual arrangements which duly meet the compliance requirements, and support the development and growth of these companies.

Since recent statements, laws and regulatory actions by the PRC government are newly published, their interpretation, application and enforcement of unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. It also remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Class A Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Class A Ordinary Shares significantly decline or be worthless.

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As of the date of this prospectus, we have no operations in Mainland China. Our Operating Subsidiary is located, and operates, in Hong Kong, a special administrative region of the PRC. As advised by our PRC Counsel, China Commercial Law Firm, we believe that the PRC government does not exert direct influence and discretion over the manner we conduct our business activities in Hong Kong, outside of Mainland China, as of the date of this prospectus. We do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, particularly, on listed overseas using VIE structure as we do not currently have any VIE or contractual arrangements in Mainland China.

However, as advised by our PRC Counsel, China Commercial Law Firm, it remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. In light of PRC’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like us. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

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We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of the IPO; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market, or Nasdaq, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

As of the date of this prospectus, 100% of our total issued and outstanding Class A Ordinary Shares are held by public shareholders and 100% of our total issued and outstanding Class B Ordinary Shares are owned by PTLE Limited, which is wholly owned by Ms. Ying Ying Chow, our Chief Executive Officer and Chairman of the Board. Each of the Class A Ordinary Shares has one vote per share, while each of the Class B Ordinary Shares has fifty (50) votes per share. As such, the 11,250,000 Class B Ordinary Shares owned by PTLE Limited represent approximately 95.54% of the total voting power of our outstanding share capital. As such, we are and will remain a “controlled company” within the meaning of the Nasdaq Listing Rules following this offering.

As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing standards even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Capital Market.

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Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed.

Our current auditor, FundCertify CPA Professional Corporation (“FundCertify”), an independent registered public accounting firm headquartered in Cary, North Carolina, is a firm registered with the PCAOB, that is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess FundCertify’s compliance with applicable professional standards. FundCertify is not subject to the Determination Report announced by the PCAOB relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Mainland China or Hong Kong because of a position taken by one or more authorities in Mainland China or Hong Kong. Our previous auditor, J&S Associate PLT (“J&S”), an independent registered public accounting firm headquartered in Malaysia, is a firm registered with the PCAOB, that is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess J&S’s compliance with applicable professional standards. J&S is not subject to the Determination Report announced by the PCAOB relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Mainland China or Hong Kong because of a position taken by one or more authorities in Mainland China or Hong Kong.

However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Relating to our Class A Ordinary Shares and this Offering — Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 44.

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Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors”. The following is a summary of what we view as our most significant risk factors:

Risks Relating to Our Business and Operations

●	We are materially dependent on our suppliers for the supply of marine fuel, and any disruption, non-performance and delayed performance of these suppliers may adversely affect our operations and substantially impact our financial results. See page 18.

●	We rely on our suppliers from which we purchase marine fuel to provide trade credit terms to adequately fund our on-going operations, any reduction or termination of trade credit from our suppliers would adversely affect our business. See page 19.

●	We are susceptible to the fluctuations in marine fuel price. Any volatility in marine fuel price may adversely affect our working capital requirements and financial condition. See page 19.

●	The industry in which we operate is competitive, and there can be no assurance that we can compete successfully in the future and adequately address the downward pricing pressure. See page 20.

●	Our profitability is susceptible to the volatility and uncertainties in demand and supply for marine fuel. We may fail to elicit sufficient demand from our customers to negotiate a favorable price of marine fuel from our suppliers and this would adversely affect our business, financial condition and results of operations. See page 21.

●	We generally do not enter any long-term contracts with our customers, we may not be able to maintain a stable source of revenue generated, and we cannot assume that our customers will continue to use our vessel refueling services, nor can we accurately forecast future orders from our customers. See page 21.

●	We derive a significant portion of our revenue from few major customers with whom we do not enter into long-term contracts, and therefore, any significant changes in our relationships with our major customers, the loss of one or more of which, or significant decrease in the number of our engagement may materially and adversely affect our business, financial condition, and results of operations. See page 22.

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●	We extend trade credit to most of our customers. As such, we may be exposed to the credit risks of our customers while remaining subject to satisfying payment obligations to our suppliers, and our financial position and results of operations may diminish if we are unable to collect trade receivable. See page 23.

●	The failure to deliver marine fuel to our customers on a timely basis would adversely affect our reputation, business, financial condition, and results of operations. See page 23.

●	Material disruptions in the availability or supply of marine fuel would have an adverse effect on our business, financial condition, and results of operations. See page 23.

●	The marine fuel that we purchase from our suppliers may fail to meet the contractual specifications that we have agreed to supply to our customers and, as a result, we could lose business from those customers and be subject to claims or other liabilities, and it would have an adverse effect on our business, financial condition and results of operations. See page 24.

●	Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations. See page 24.

●	We are dependent on our senior management team and other key employees, and the loss of any such personnel could materially and adversely affect our business, operating results and financial condition. See page 24.

●	Any negative publicity with respect to the Company, the Operating Subsidiary, our directors, officers, employees, shareholders, or other beneficial owners, our peers, business partners, or our industry in general, may materially and adversely affect our reputation, business, and results of operations. See page 25.

●	We may be subject to disputes, legal proceedings, and proceedings and may not always be successful in defending ourselves against such claims or proceedings. See page 26.

●	Fluctuations in foreign exchange rates could materially affect our financial condition and results of operations. See page 27.

●	Laws, regulations, technological, political, and scientific developments regarding climate change and fuel efficiency may decrease demand for the fuels we distribute, and the failure to adapt to market trends in the bunkering industry would adversely affect our business. See page 27.

●	Our business is subject to various laws and regulations around the world; failure to comply with these provisions, as well as any adverse changes in applicable laws and regulations in relation to us, our suppliers and customers, may restrict or prevent us from doing business in certain countries or jurisdictions, require us to incur additional costs in operating our business or otherwise materially adversely affect our business. See page 28.

●	Information technology failures and data security breaches would have an adverse effect on our business, financial condition and results of operations. See page 29.

●	Natural disasters, acts of God, wars, epidemics and other events may adversely affect our business operations, financial condition and results of operations. See page 29.

●	The demand for our services is affected by unpredictable factors, and our results of operations can be affected by critical factors associated with the demand for marine fuel, such as the changes in the global and regional economic, financial and political conditions and the level of international trade. A decline in international trade would adversely affect our business, financial condition and results of operations. See page 30.

●	Our business operations may be materially adversely affected by negative impacts on the global economy, capital markets, or other geopolitical conditions resulting from the recent invasion of Ukraine by Russia and subsequent sanctions against Russia, Belarus, and related individuals and entities. Current volatility remains in the crude oil, fuel, and the marine fuel markets around the globe. See page 31.

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Risks Relating to Doing Business in Hong Kong

●	All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to certain PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, laws, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain. See page 33.

●	There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. See page 35.

●	Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business. See page 38.

●	If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. See page 38.

●	The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business. See page 39.

●	The enforcement of laws and rules and regulations in PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiary’s operations and/or the value of the securities we are offering. See page 39.

●	There are political risks associated with conducting business in Hong Kong. See page 40.

●	Because our business is conducted in Hong Kong dollars and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments. See page 40.

Risks Relating to Our Corporate Structure

●	Our corporate actions are and will be, after this offering, substantially controlled by our Controlling Shareholder, PTLE Limited, which has and will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Class A Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. See page 41.

●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless. See page 42.

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●	You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws. See page 42.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under BVI law. See page 43.

Risks Relating to our Class A Ordinary Shares and this Offering

●	Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See page 44.

●	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. See page 46.

●	The market price of our Class A Ordinary Shares has recently declined significantly, and our Class A Ordinary Shares could be delisted from Nasdaq or trading could be suspended. See page 47.

●	In the event that our Class A Ordinary Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our Class A Ordinary Shares because they may be considered penny stocks and thus be subject to the penny stock rules. See page 47.

●	Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. See page 48.

●	You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased. See page 48.

●	Shares eligible for future sale may adversely affect the market price of our Class A Ordinary Shares, as the future sale of a substantial amount of issued and outstanding Class A Ordinary Shares in the public marketplace could reduce the price of our Class A Ordinary Shares. See page 49.

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively. See page 50.

●	If we cannot satisfy, or continue to satisfy, the continued listing requirements and other rules of Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Class A Ordinary Shares may be delisted, which could negatively impact the price of our Class A Ordinary Shares and your ability to sell them. See page 50.

●	We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors. See page 50.

●	We incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company. See page 51.

●	We are a “foreign private issuer” and a BVI company, and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects. See page 51.

●	We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Such dual-class voting structure will limit your ability to influence corporate matters, and allow our directors, officers and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders, which could severely limit the ability of other shareholders to influence matters requiring shareholder approval and, as a result, we may take actions that our other shareholders do not view as beneficial. See page 52.

●	We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares. See page 53.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in this section and under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in our 2024 Annual Report, as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus forms a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Risks Relating to Our Business and Operations

We are materially dependent on our suppliers for the supply of marine fuel, and any disruption, non-performance and delayed performance of these suppliers may adversely affect our operations and substantially impact our financial results.

For the six months ended June 30, 2025, 2024 and 2023 and the fiscal years ended December 31, 2024, 2023 and 2022, the amount of purchases from our five largest suppliers accounted for approximately 83.1%, 77.8%, 88.7%, 81.7%, 82.2%, and 85.2%, respectively, of our total cost of revenue; and the purchases from our largest supplier accounted for approximately 32.8%, 35.8%, 46.7%, 38.5%, 42.2%, and 55.5% of total cost of revenue, respectively.

We cannot assure that there will be no deterioration in our relationships with our current suppliers, especially the top five largest suppliers, which would have an impact on our ability to secure future purchases of marine fuel. Disruptions in the business activities of our suppliers may have negative impacts on our operations.

There are operational risks inherent to the business activities of our suppliers, such as labor strikes, severe outbreaks of contagious diseases, epidemics, or pandemics, not least the COVID-19 pandemic, or financial difficulties which our suppliers may face. We may also encounter the risks associated with non-performance, unsatisfactory, or delayed performance by our suppliers. Material disruptions in the availability or supply of oil may have an adverse effect on our suppliers. In addition, any political instability, natural disasters, terrorist activity, piracy, military action or other similar conditions may disrupt the availability or supply of oil and consequently decrease the supply of marine fuel. Decreased availability or supply of marine fuel may reduce our operating results, revenues and results of operations. There is no assurance that our suppliers, our business partners and other service providers will at all times perform at a satisfactory level. Any shortage of or delay in the supply of marine fuel by our suppliers would affect our ability to fulfil our customers’ demand.

We cannot assure that the fuels or the service provided by our suppliers will always meet our customers’ fuel delivery requirement. In case there is any error or delay due to various reasons, including but not limited to weather condition, natural disaster, trade restrictions, embargo and human negligence, the marine may not be delivered to the assigned destination within the expected schedule, quality and condition. If our suppliers and service providers are unable to meet our customers’ standards and requirements and we are unable to find suitable alternatives promptly, our reputation within the industry and therefore our business, sales performance and results of operations could be adversely affected.

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In the event of occurrence of the above, we may have to source cargo fuels from other existing or new suppliers for our customers within a tight time constraint. If our suppliers are unable to meet our customers’ delivery and fueling requirement, or if we are unable to find suitable alternatives promptly in the event of disruptions in the business activities of our suppliers, our reputation and therefore our business, sales performance and results of operations could be adversely affected. If we are not able to maintain or expand our relationships with our major suppliers, our ability to deliver our products and services in a timely manner may be impaired and we could be required to incur additional expenses to secure alternative suppliers. The disruption in our supply or the need to find alternative suppliers could impact the costs and/or timing associated with procuring necessary products and services.

We rely on our suppliers from which we purchase marine fuel to provide trade credit terms to adequately fund our on-going operations, any reduction or termination of trade credit from our suppliers would adversely affect our business.

Our business is impacted by the availability of trade credit provided by to fund marine fuel purchases. We are generally required by our suppliers to settle the full payment of our orders with payment terms up to 30 days. In general, the trade credit and its payment term provided to us by the suppliers would be reviewed and assessed by our suppliers from time to time. There is no assurance that our suppliers would maintain the trade credit and/or credit terms offered to us. An actual or perceived downgrade in our liquidity or operations could cause our suppliers to seek credit support in the form of additional collateral, limit the extension of trade credit, or otherwise materially modify their payment terms. Any material changes in our payment terms, or availability of trade credit provided by our suppliers, especially those major oil companies, could impact our liquidity, results of operations, financial condition and ability to make distributions to our customers.

Furthermore, our trade credit is granted by different suppliers in different ports. In the event that our customers request us to provide vessel refueling services at designated ports, at which the local suppliers can only provide limited trade credit, we may need to settle the cost of purchases to those suppliers with payment in advance. This will adversely affect our working capital, business, financial condition and results of operations.

We are susceptible to fluctuations in marine fuel price. Any volatility in marine fuel price may adversely affect our working capital requirements and financial condition.

We are subject to risks associated with the availability and price of marine fuel, and the fuel prices have fluctuated dramatically over recent years. Future fluctuations in the availability and price of fuel could adversely affect our results of operations. Marine fuel prices may fluctuate due to factors out of our control. These factors include, among others, global economic conditions, natural or man-made disasters, adverse weather conditions, general political conditions, acts of war or terrorism and instability in oil producing regions, particularly in the Middle East, Russia, Africa and South America, changes in global crude oil prices, expected and actual supply of and demand for marine fuel, changes in laws and regulations related to environmental matters (including those mandating or incentivizing alternative energy sources or otherwise addressing global climate change), changes in pricing or production controls by oil producing countries and cartels or the Organization of the Petroleum Exporting Countries (“OPEC”), economic sanctions imposed against oil-producing countries or specific industry participants, technological advances affecting energy consumption and supply, energy conservation efforts, price and availability of alternative fuels, terrorist activities, armed conflict, tariffs, sanctions, other changes to trade agreements and world supply and demand imbalance.

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In addition, the supply of fuel and our costs could be adversely affected in the event of a shortage or oversupply of product, which could result from, among other things, the Russian invasion of Ukraine and the sanctions imposed on Russia and other countries, interruptions of fuel production at oil refineries, new supply sources, sustained increases or decreases in global demand and have no guarantee an uninterrupted, unlimited supply of marine fuels. As such, our revenues and gross profit can increase or decrease significantly and rapidly over short periods of time and potentially adversely impact our business, financial condition, and results of operations. The volatility in crude oil and fuel costs and sales prices makes it difficult to forecast future gross profits or predict the effect that costs and sales price fluctuations will have on our operating results and financial condition.

Fuel shortages, changes in fuel prices and the potential volatility may adversely impact our results of operations and overall profitability. Our profitability is correlated with the fluctuation of refueling fee charged to our customers. As the market prices of crude oil, and, correspondingly, the market prices of marine fuels, experience significant and rapid fluctuations, we attempt to pass along wholesale price changes to our customers; however, we are not always able to do so immediately. If we cannot pass on the cost in full to our customers, our results of operations may be materially and adversely affected.

The fluctuations in marine fuel price may also affect our working capital requirements. Since our operation scale is limited by our working capital, for a given period of time, if the marine fuel prices increase substantially as a result of policies or controls imposed by the relevant regulatory authorities, we could purchase less marine fuel from our suppliers with the same level of financial resources and same trade credit offered by our suppliers. In the event that there is a significant increase in the price of marine fuel, we might require additional working capital in order to fulfil our customers’ need. If the marine fuel price increases significantly and we cannot obtain sufficient financial resources and improve our cash flow in time to ensure we can procure similar amount of marine fuel from our suppliers, we may not be able to deliver as much marine fuel to customers as we could when the marine fuel price is at a relatively low level and our profitability may be adversely affected, and the requirement for additional working capital may tighten our operating cash flows, which may in turn adversely affect our financial condition.

The industry in which we operate is competitive, and there can be no assurance that we can compete successfully in the future and adequately address the downward pricing pressure.

The bunkering industry in the Asia Pacific region is highly competitive and fragmented, with approximately 100 companies offering similar services in the region. Not only do we have to compete with other bunkering facilitators, but we also face competition from local physical distributors that supply marine fuel directly to ship operators, and the bunkering arms of oil majors or traders may also directly engage in the provision of vessel refueling services to vessels across the Asia Pacific.

Our competitors range from small marine fuel logistics service providers that operate within a limited geographic area to larger companies with substantially greater financial and other resources. Competitions within the bunkering industry remain intensive, and if we fail to maintain our competitive advantages, we could lose market share, which would have an adverse effect on our business, financial condition and results of operations. In addition, some of our suppliers, such as major fuel suppliers or oil companies, have also set up subsidiaries to offer bunkering facilitator services, which directly compete with our business. We also cannot guarantee that our customers would not bring in-house some of the services we provide to them, and as a result, the demand for our services could drop.

Competition within the industry may adversely affect our customer base and market share. Many of our competitors periodically reduce their rates to unusually low levels in order to gain business, especially in an economic downturn, as a strategic attempt to undercut one another and capture greater market share. Although such pricing strategy is usually considered unsustainable in the long-term, it may adversely affect our business in the short-term. Furthermore, the vessel refueling industry continues to consolidate. As a result of such consolidation, our competitors may increase their market share and improve their financial capacity and strengthen their competitive positions.

Besides, business combinations could also result in competitors providing a wider variety of services at competitive prices, which could adversely affect our financial performance. We may lose key members of our management team and experienced employees (in particular those who have established relationships with our customers) to our competitors. A major driver for our customers to use third-party bunkering service providers is the high cost and degree of difficulty associated with developing in-house vessel refueling expertise and operational efficiencies. If, however, our customers are able to develop their own solutions, increase utilization of their in-house compatibility, reduce their service spending on us, or otherwise choose to terminate our services, our business and operating results may be materially and adversely affected.

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As a result, we may not be able to compete effectively with our existing or potential competitors. The competitive pressures may cause a decrease in our volume and compel us to adopt a more competitive pricing strategy by lowering our profit margin in order to maintain our customer base and market share. There can be no assurance that we can compete successfully with other industry players for customers in the future. If we are unable to maintain our customer base, our business, financial condition and results of operations could be adversely affected.

Our profitability is susceptible to the volatility and uncertainties in demand and supply for marine fuel. We may fail to elicit sufficient demand from our customers to negotiate a favorable price of marine fuel from our suppliers and this would adversely affect our business, financial condition and results of operations.

We procure the supply of marine fuel, based on our estimation regarding the existing and anticipated customer demand. Then, we aggregate the demand of marine fuel from our customers in different ports over a period of time and in turn, we negotiate with our suppliers for bulk purchases. In the event that we do not elicit sufficient demand from our customers, we may not be able to have the bargaining power to negotiate a favorable pricing of marine fuel from our suppliers which, in turn, we are not able to offer competitive price to our customers. Our inability to provide competitive prices to our customers would have a detrimental effect on our business, financial condition and results of operations.

We do not maintain any inventory since our role and operation is facilitating and arranging our suppliers to make direct delivery of marine fuel to our customers’ vessels. However, we could be subject to inventory risks if the ownership of marine fuel is passed to us before it is transferred to our customers. Even though we have entered into contracts with our suppliers, such contracts are not related to any of our contracts with our customers, and as such there is no guarantee that any marine fuel purchased under such contracts with our suppliers will be sold to our designated customers. Pursuant to the arrangement or agreement with our supplier, we are committed to paying the agreed volume of the marine fuel irrespective of whether we are able to sell those marine fuel in full to our customers. If we fail to do so, we may not be able to fully recover the costs of the relevant fuel acquired, and our results of operations may suffer. Furthermore, if we are unable to consume sufficient marine fuel from our suppliers to meet the base quantity under contracts with our suppliers, our suppliers have the right to file a claim against us, which, in turn, will adversely affect our business, financial condition and results of operations. In addition, in the event that the marine fuel supplied to our customers don’t satisfy the specifications (i.e., quantities and qualities) of the requested marine fuel as defined in a purchase contract with our customers, our customers may reject the nonconforming marine fuel and seek remedies from us, which, in turn, will adversely affect our business, financial condition and results of operations as well.

Also, the unanticipated changes in the price of oil and gas may also negatively affect our business. A rapid decline in fuel prices could decrease our profitability because if we were to purchase the fuel from the suppliers when fuel prices are high without having a corresponding sales contract in place, we may not be able to resell it at a profit. Conversely, increases in fuel prices can adversely affect our customers’ businesses, and consequently increase our credit losses. Increases in fuel prices could also affect the credit limits extended to us by our suppliers and our working capital requirements, potentially affecting our liquidity and profitability. In addition, increases in oil prices will make it more difficult for our customers to operate and could reduce demand for our services.

We generally do not enter into any long-term contracts with our customers, we may not be able to maintain a stable source of revenue generated, and we cannot assume that our customers will continue to use our vessel refueling services, nor can we accurately forecast future orders from our customers.

We generally do not enter into long-term agreements with our customers. Our customers place orders with us based on their specific needs and arrangements of their shipping routes and schedules. They place orders with us based on term contracts (i.e., agreements for purchase of our vessel refueling service, where the premium is fixed over the entire duration of the contract, which has a typical length of three months), or spot contracts (i.e., agreements for immediate purchase of our vessel refueling service, which has a typical length of one day). Our customers are not obliged to continue to use our vessel refueling services at a level similar to that in the past or at all. As a result, our future business depends on our ability to secure orders from existing customers and procuring orders from new customers, and we cannot guarantee that our current customers will continue to utilize our services or that they will continue at the same levels.

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Our customers’ demand could be affected by unpredictable factors, such as regional and global political and economic conditions. The volume of their orders and booking might vary significantly, and it is difficult for us to forecast future orders accurately. Our customers’ level of demand may fluctuate due to factors out of our control, such as changes in their business strategies, purchasing preferences and product trends. Our revenue is therefore susceptible to fluctuations in the demand for our service and product from our customers and the cancellations of existing customer contracts.

For the six months ended June 30, 2025, 2024 and 2023 and the fiscal years ended December 31, 2024, 2023, and 2022, approximately $37,508,550, $43,806,163, $33,353,222, $90,783,673, $45,205,250 and $ 33,154,572 of our revenues were generated from our existing customers, representing 86.1%, 87.1%, 75.4%, 92.5%, 44.3% and 44.3% of our total revenue, respectively.

We strive to maintain good relationships with our existing customers and develop new relationships with potential customers. There is no assurance that our existing customers will not engage other bunkering facilitators whom they perceive to offer lower prices or better services than ours. If any of our major customers terminates its business relationship with us, and we fail to secure new customers or new orders from other existing customers in a timely manner, our business operations, financial performance and profitability would be adversely affected. There is no certainty that we will continue to generate a stable revenue from our customers, any significant reduction of orders from our customers could materially affect our business, financial condition and results of operations.

We derive a significant portion of our revenue from few major customers with whom we do not enter into long-term contracts, and therefore, any significant changes in our relationships with our major customers, the loss of one or more of which, or significant decrease in the number of our engagement may materially and adversely affect our business, financial condition, and results of operations.

A substantial portion of our revenue was derived from a relatively small number of customers during the last three years. For the six months June 30, 2025, 2024 and 2023 and the fiscal years ended December 31, 2024, 2023, and 2022, the revenue from our five largest customers accounted for approximately 65.2%, 55.9%, 47.9%, 53.8%, 44.3%, and 44.3%, respectively, of our total revenue; and the revenue attributable to our largest customer accounted for approximately 27.5%, 23.3%, 20.3%, 23.6%, 20.3%, and 11.3% of our total revenue, respectively. Accordingly, we are heavily dependent on the relationships with our five largest customers. There is no assurance that our major customers will continue to use our vessel refueling services or that we can successfully maintain our relationships with them in the future. If we were to either lose one of our major customers or have a major customer significantly reduce its volume of business with us, our business, our results of operations and financial condition could be materially and adversely affected, unless we are able to promptly secure suitable projects of a comparable size and quantity as replacements from other existing and new customers. We expect that we will continue to depend on a relatively small number of customers for a significant portion of our net revenue and may continue to experience fluctuations in the distribution of the revenue among our largest customers. The volume of sale from specific customers is likely to vary from year to year, especially since we do not have long-term commitments from any of our customers to purchase our services. A major customer in one year may not provide the same level of revenues for us in any subsequent year. Furthermore, if we experience difficulties in the collection of our accounts receivables from our major customers, our results of operation may be materially and adversely affected. These customers could choose to divert all or a portion of their business with us to one of our competitors, demand pricing concessions for our services, require us to provide enhanced services that increase our costs, or develop their own vessel refueling capabilities. Therefore, our business, financial condition, and results of operations could be materially and adversely affected, given our dependence on our major customers.

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We extend trade credit to most of our customers. As such, we may be exposed to the credit risks of our customers while remaining subject to satisfying payment obligations to our suppliers, and our financial position and results of operations may diminish if we are unable to collect trade receivable.

We extend trade credit to most of our customers. To stay competitive, sometimes we need to attract business by extending trade credit to our customers. Our credit procedures and policies do not fully eliminate customer credit risk. Our financial position and profitability depend largely on the credit worthiness of our customers and their ability to settle the outstanding amount owed to us in accordance with the credit periods we have granted to them. Any credit losses, if significant, would diminish our financial position and results of operations. Furthermore, the adverse changes in credit markets in Asia or globally may cause these numbers to increase if our customers cannot borrow money and are illiquid. We may not be able to collect on the outstanding balances of our customers if any of our customers enter bankruptcy proceedings.

During the six months ended June 30, 2025, 2024 and 2023 and the fiscal years ended December 31, 2024, 2023 and 2022, the payment terms of our customers who are international container liner operators are generally up to 30 days. Meanwhile, the payment terms to our suppliers are generally up to 30 days. As of June 30, 2025, December 31, 2024 and 2023, our accounts receivables amounted to approximately $8,894,146, $7,720,366 and $7,916,288, respectively. Payment delays, cancellations or defaults by our customers may be caused by its insolvency or bankruptcy, or insufficient financing or working capital due to late payments by their respective customers. If we are not able to collect our trade receivables on time, while remaining obligated to satisfy our ongoing payment obligations to our suppliers, we may be required to consider alternative sources of financing and/or defer on our own payment obligations. This may have a negative impact on our cash flow and we may have insufficient working capital to run our day-to-day operations.

We cannot assure that we will collect all our trade receivables on time and that our customers will be able to fulfil their payment obligations. In some instances, we may not be able to enforce our contractual rights to receive payment through legal proceedings. Should we experience any unexpected delay or difficulty in collections from our customers, our operating results and financial condition may be adversely affected as well. In addition, if our trade receivables increase significantly from current levels, our bank financing and interest expenses would increase, adversely affecting our profitability. We cannot assure you that the risk of default by our customers will not occur in the future.

The failure to deliver marine fuel to our customers on a timely basis would adversely affect our reputation, business, financial condition and results of operations.

We arrange third-party suppliers to handle the physical distribution of marine fuel to vessels. The failure of third parties to physically deliver the marine fuel in accordance with the contractual terms would arise from various causes, including but not limited to, interruption of their business, such as bunker barge engine failure with no alternative bunker barges available. We might need to arrange another supplier to handle the physical delivery of marine fuel, which may cause delay in meeting our customers’ requirements. In the event that no other supplier is available to handle the physical delivery, our relationships with our customers may be adversely affected and we may be subject to claims and other liabilities, which, in turn, would have an adverse effect on our business, financial condition and results of operations.

We believe that the reputation we have built over the years serves a significant role in attracting customers and securing our customers’ orders. Whether or not we can maintain or promote our reputation depends largely on our ability to provide vessel refueling services to our customers in a timely manner. If we fail to meet their needs or are unable to deliver marine fuel requested by them at the designated port in a timely manner, our customers may no longer perceive our services to be of a high quality and our reputation would be adversely affected. This will, in turn, adversely affect our business, financial condition and results of operations.

Material disruptions in the availability or supply of marine fuel would have an adverse effect on our business, financial condition and results of operations.

Our business depends on our ability to successfully source and arrange physical delivery of marine fuel for refueling our customers’ vessels. There are a number of factors out of our control that would materially disrupt the availability or supply of marine fuel or our ability to arrange physical delivery in a timely manner. In certain ports, we use one or a limited number of suppliers for the provision of vessel refueling services. If our suppliers do not have sufficient supply of marine fuel at designated ports to meet our customers’ needs and we cannot find any alternative suppliers, we may lose our customers, which may adversely affect the profitability of our business.

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The marine fuel that we purchase from our suppliers may fail to meet the contractual specifications that we have agreed to supply to our customers and, as a result, we could lose business from those customers and be subject to claims or other liabilities, and it would have an adverse effect on our business, financial condition and results of operations.

We source marine fuel from various suppliers. Although we take measures to ensure the quality of the marine fuel that we supply, if the marine fuel that we arrange for refueling our customers’ vessels fails to meet the specifications we have agreed to with our customers, we would incur significant liabilities should a customer initiate a claim or a lawsuit against us. In addition, our relationship with our customers may be adversely affected or we could lose our customers. Our insurance policies that protect us against most of the risks involved in the conduct of our business may not be adequate and we may not always have effective remedies available to us against our suppliers if they supply marine fuel that fails to meet contractual specifications, and any attempt to enforce our rights would be costly and time consuming. As a result, our financial condition and results of operations would be adversely affected.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of our IPO in October 2024, we were a private company mainly operating our businesses in Hong Kong. Since our listing on the Nasdaq Capital Market, our company has become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

We are dependent on our senior management team and other key employees, and the loss of any such personnel could materially and adversely affect our business, operating results and financial condition.

We believe that our performance and success is, to a certain extent, attributable to the extensive industry knowledge and experience of our key executives and personnel. Our management team led by Ms. Ying Ying Chow, our Chief Executive Officer and Chairman of the Board, and Ms. Yuen Tung Leung, Chief Financial Officer and Director, are essential to our success due to their substantial experiences and connections in the bunkering industry, market development skills and expertise in managing our operations. In addition, the relationships and reputation that our management team have established and maintained with our customers and suppliers contribute to our ability to maintain good business relationships with them.

If any of our directors or our senior management is unable or unwilling to continue in the present position and we are unable to find suitable replacement with similar knowledge, skills, experience and expertise in a timely manner, there could be an adverse impact to our business, results of operations and profitability of our business. Even if replacement could be made, additional expenses may be incurred in recruiting, training or retaining such personnel, and strategic objectives at a similar cost may not be achieved. Moreover, it would be detrimental to us if any of our key personnel or senior management joins our competitors or forms a company that competes with us. Under such circumstances, our competitive position and business prospects may be materially and adversely affected. As a result, the departure of any of our key management members would be disruptive to our business development and would have an adverse effect on our business and financial condition. We cannot guarantee that the services of such personnel will continue to be available to us or that we will be able to promptly recruit qualified and competent replacements.

Additionally, our continued success depends on our ability to attract and retain new talents. Given that the competition for these key personnel in our industry is intense, any failure to attract and retain such skilled personnel may affect our business operations, financial performance and future prospects of our Company.

We have not obtained any “key-person” life insurance policies on any member of our senior management or key personnel. As a result, we would not be protected against the associated financial loss if we were to lose the services of members of our senior management team.

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Our growth prospects may be limited if we do not successfully implement our future plans and growth strategy.

We devise our future plans as set out in the sections headed “Item 4. Information on the Company – 4.B. Business Overview — Growth Strategies” and “Item 14.E. Use of Proceeds” in our 2024 Annual Report based on circumstances currently prevailing and bases on assumptions that certain circumstances will or will not occur, as well as the risks and uncertainties inherent in various stages of implementation. The successful implementation of our business strategies is subject to various uncertainties and contingencies, such as the growth of the market, availability of funds, competition and government policies. Our growth is based on assumptions of future events which include (a) the relationships with our existing customers and suppliers; (b) our ability to develop our industry network with upstream marine fuel supplier and downstream customers; (c) the effectiveness of our management effort in overseeing our expansion; (d) continuous growth of the marine transportation in Asia Pacific; and (e) our ability to retain key staff in the management and the operational departments.

Furthermore, our future business plans may be hindered by other factors that are beyond our control, such as the availability of sufficient working capital and cash flows, the threat of competitors and substitutes, new market entrants, an economic downturn or changes in market conditions or performance, all of which may delay or impede the implementation of our business strategies. Therefore, there is no assurance that any of our future business plans will materialize or result in the conclusion or execution of any agreement within the planned timeframe, or that our objectives will be fully or partially accomplished. Any delay or failure to successfully implement our business strategies may result in the loss in sales and failure to meet profit projections, any of which may adversely affect our business, operating results and financial condition.

Our prospects must be considered in light of the risks and challenges which we may encounter in various stages of the development of our business. If the assumptions which underpin our future plans prove to be incorrect, our future plans may not be effective in enhancing our growth, in which case our business, financial condition and results of operations may be adversely affected.

Any negative publicity with respect to the Company, the Operating Subsidiary, our directors, officers, employees, shareholders, or other beneficial owners, our peers, business partners, or our industry in general, may materially and adversely affect our reputation, business, and results of operations.

Our reputation and brand recognition play an important role in earning and maintaining the trust and confidence of our existing and prospective customers. Our reputation and brand are vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Negative publicity about us, such as alleged misconduct, other improper activities, or negative rumors relating to our business, shareholders, or other beneficial owners, affiliates, directors, officers, or other employees, can harm our reputation, business, and results of operations, even if they are baseless or satisfactorily addressed. These allegations, even if unproven or meritless, may lead to inquiries, investigations, or other legal actions against us by any regulatory or government authorities. Any regulatory inquiries or investigations and lawsuits against us, and perceptions of conflicts of interest, inappropriate business conduct by us or perceived wrongdoing by any key member of our management team, among other things, could substantially damage our reputation regardless of their merits, and cause us to incur significant costs to defend ourselves. Moreover, any negative media publicity about our industry in general or service quality problems of other firms in the industry in which we operate, including our competitors, may also negatively impact our reputation and brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain customers, third-party partners, and key employees could be harmed and, as a result, our business, financial position, and results of operations would be materially and adversely affected.

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We may grow, in part, through acquisitions, which involve various risks, and we may not be able to identify or acquire companies consistent with our growth strategy or successfully integrate acquired businesses into our operations.

We may pursue opportunities to expand our business by acquiring other companies in the future. Acquisitions involve risks, including those relating to:

●	identification of appropriate acquisition candidates;

●	negotiation of acquisitions on favorable terms and valuations;

●	integration of acquired businesses and personnel;

●	integration of information technology systems;

●	implementation of proper business and accounting controls;

●	ability to obtain financing, at favorable terms or at all;

●	diversion of management attention;

●	retention of employees and customers;

●	non-employee driver attrition;

●	unexpected liabilities;

●	detrimental issues not discovered during due diligence.

Acquisitions also may affect our short-term cash flow and net income as we expend funds, potentially increase indebtedness and incur additional expenses. If we are not able to identify or acquire companies consistent with our growth strategy, or if we fail to successfully integrate any acquired companies into our operations, we may not achieve anticipated increases in revenue, cost savings and economies of scale, our operating results may actually decline and acquired goodwill and intangibles may become impaired.

We may be subject to disputes, legal proceedings, and proceedings and may not always be successful in defending ourselves against such claims or proceedings.

We may be subject to claims and litigation related to labor and employment, contractual claims with customers, suppliers and other parties, business practices, environmental liability and other matters, including with respect to claims asserted under various other theories of agency or employer liability. Claims against us may exceed the amount of insurance coverage that we have or may not be covered by insurance at all. There is no assurance that we may be able to resolve every instance of a dispute by way of negotiation and/or mediation with the relevant parties. If we fail to do so, it may lead to legal and other proceedings against us, and consequently we may have to incur significant expenses for defending ourselves or initiate proceedings against other parties to protect our interest. Furthermore, if we fail to obtain favorable outcomes in such proceedings, we may be liable to pay significant amounts of damages which may adversely affect our operations and financial results.

We cannot assure that the insurance policies we have taken out are always able to cover all losses we sustain during the course of our business operations, and any uninsured losses incurred, may be substantial and therefore adversely affect our operations and financial results.

We also maintain insurance coverage of employee’s compensation, and public liability insurance. Because of these significant self-insured exposures, insurance and claims expense may fluctuate significantly from period-to-period. Additionally, our ability to obtain and maintain adequate insurance and the cost of such insurance may be affected by significant claims and conditions in the insurance market over which we have no control.

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We cannot assure that the insurance policies we have taken out are always able to cover all losses we sustain during the course of our business operations as it is not always possible to accurately predict and quantify how much loss we will suffer from potential claims. We may fail to establish sufficient insurance reserves and adequately estimate for future insurance claims. In the case of an uninsured loss or a loss in excess of insured limit, we may be required to pay for losses, damages and liabilities out of our own funds. The occurrence of an event that is not fully covered by insurance, the loss of insurance coverage or a material increase in the cost of insurance could have a material adverse effect on our business, financial condition, results of operations and cash flows.

With respect to losses that are covered by our insurance policies, it may be a difficult and lengthy process to recover such losses from insurers. In addition, we may be unable to recover the amount from the insurer. Even we are able to recover certain losses from our insurers, our premiums might increase and it might be hard for us to renew our insurance policies. Therefore, if we are held liable for uninsured losses or amounts and claims for insured losses exceeding our insurance coverage, our operations and financial results may be adversely affected.

Fluctuations in foreign exchange rates could materially affect our financial condition and results of operations.

The majority of our business transactions are denominated in U.S. dollars. In certain markets, however, payments to some of our fuel suppliers and from some of our customers are denominated in local currency. We also have certain liabilities, primarily for local transaction outside of Hong Kong, including income and transactional taxes, which are denominated in foreign currencies. This subjects us to foreign currency exchange risk. Although we generally use hedging strategies to manage and minimize the impact of foreign currency exchange risk when available, these hedges may be costly and at any given time, only a portion of this risk may be hedged. Accordingly, our exposure to this risk may be substantial and fluctuations in foreign exchange rates could adversely affect our profitability.

In addition, many of our customers are based outside of Hong Kong and may be required to purchase U.S. dollars to pay for our products and services. A rapid depreciation or devaluation in currency that affects our customers could have an adverse effect on their operations and their ability to convert local currency to U.S. dollars in order to make required payments to us. This could, in turn, increase our credit losses and adversely affect our business, financial condition, results of operations and cash flows.

Laws, regulations, technological, political and scientific developments regarding climate change and fuel efficiency may decrease demand for the fuels we distribute, and the failure to adapt to market trends in the bunkering industry would adversely affect our business.

Laws, regulations, technological, political and scientific developments regarding climate change and fuel efficiency may decrease demand for the marine fuels, and the trends in the bunkering industry can have a significant impact on our business and operation. These trends include but not limited to shifts in fuel preferences, technological advancements, regulatory changes, and growing environmental awareness. We must constantly monitor the industry trends and stay abreast of the latest trends, however, there is no guarantee that we will be able to respond effectively and adapt to these changes in time.

Technological advancements can affect the demand for fuels and the overall fuel consumption patterns. New technologies that increase fuel efficiency or laws or regulations to increase fuel efficiency, reduce consumption or offer alternative fuel sources for ships (such as liquefied natural gas (the “LNG”), are sulfur free and can be used alone or either in combination with conventional fuel oil to achieve decarbonization of shipping transportation and the enhancement of environmental protection) may result in decreased demand for marine fuel. These developments could potentially have a material adverse effect on our business, financial condition, results of operations and future prospects. Our failure to invest in new infrastructure and capabilities to support emerging fuel technologies would have an adverse impact on our business. Developments aimed at reducing greenhouse gas emissions’ contribution to climate change may decrease the demand or increase the cost for the marine fuels we distribute and sell. Attitudes toward these products and their relationship to the environment may significantly affect our effectiveness in marketing and sales. There is no guarantee that we can adjust our offering of products efficiently to meet our customers’ demands. And if we fail to implement sustainable practices or provide eco-friendly fuels that our customers prefer, our business would be adversely affected.

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In addition, governments could enact legislation or regulations that attempt to control or limit greenhouse gas emissions such as carbon dioxide. Such laws or regulations could impose costs tied to carbon emissions, operational requirements or restrictions, or additional charges to fund energy efficiency activities. They could also provide a cost advantage to alternative fuels, impose costs or restrictions on end users of marine fuel, or result in other costs or requirements, such as costs associated with the adoption of new infrastructure and technology to respond to new mandates. The options to comply with tightened environmental protection laws may include switching to alternative fuels such as LNG. If alternative fuels such as LNG become the major marine fuel in the future, there is no assurance that we would be able to adapt to such trend and our business and financial results would be adversely affected.

A climate-related decrease in demand for crude oil could negatively affect our business.

Supply and demand for marine fuel are dependent upon a variety of factors, many of which are beyond our control. These factors include, among others, the potential adoption of new government regulations, including those related to fuel conservation measures and climate change regulations, technological advances in fuel economy and energy generation devices. For example, legislative, regulatory or executive actions intended to reduce emissions of greenhouse gas could increase the cost of consuming marine fuel, thereby potentially causing a reduction in the demand for this product. A broader transition to alternative fuels or energy sources, whether resulting from potential new government regulation, carbon taxes or consumer preferences could result in decreased demand for products like crude oil. Any decrease in demand could consequently reduce demand for our services and could have a negative effect on our business.

Our business is subject to various laws and regulations around the world; failure to comply with these provisions, as well as any adverse changes in applicable laws and regulations in relation to us, our suppliers and customers, may restrict or prevent us from doing business in certain countries or jurisdictions, require us to incur additional costs in operating our business or otherwise materially adversely affect our business.

We provide marine fuel logistic services regionally throughout the Asia Pacific region. We could be affected by any changes in laws and regulations in countries and regions where we provide our services and where our suppliers and customers operate or being registered. In addition, due to the regional nature of our activities and the number of countries in which our services involve, we must continually monitor our compliance with anti-corruption law, trade control and sanctions laws and regulations (including those promulgated and enforced by the Office of Foreign Assets Controls and by other national and supranational institutions). A failure to comply with applicable laws and regulations and maintain appropriate authorizations could result in substantial fines, operational restrictions or possible revocations of authority to conduct operations, which could have a material adverse impact on our business, results of operations and financial condition.

Future regulations or changes in existing regulations, or in the interpretation or enforcement of regulations, could require us, our suppliers, and our customers to incur additional capital or operating expenses or modify business operations to achieve, obtain various permits and/or licenses and maintain compliance with, amongst others, the updated applicable criteria set by the relevant governmental departments or organizations. As such, we may be required to suspend our operations and may not be able to deliver vessel refueling services due to the inability of our suppliers and customers to obtain and maintain the relevant permits and/or licenses in time, based on new laws and regulations. There are circumstances which are out of our control may affect our suppliers’ and customers’ ability to obtain and/or maintain such permits and/or licenses or lead to a suspension or demotion of such permits, licenses and/or qualifications. Furthermore, the validity of these permits and/or licenses may last for a limited period of time and may be subject to periodic reviews and renewal by the relevant governmental departments or organizations. The failure for our suppliers and customers to obtain and maintain the relevant permits and/or licenses will, in turn, indirectly adversely affect our business.

Lastly, various national government agencies may have specific product quality specifications for fuels, including commodities that we distribute. Changes in product quality specifications, such as reduced chemical content in fuel, or other more stringent requirements for fuels, could reduce our ability to procure product, require us to incur additional handling costs and/or require the expenditure of capital. If we are unable to procure product or recover these costs through an increased selling price, we may not be able to meet our financial obligations. Failure to comply with these regulations could result in substantial penalties.

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Information technology failures and data security breaches would have an adverse effect on our business, financial condition and results of operations.

Our operation and services are heavily dependent on our ability to communicate and manage the information related to the operation of our business effectively, including order management, order monitoring and tracking, logistics and route optimization, documentation management, invoicing, reporting, and communication. Thus, the efficient operation of these systems is critical to our business. While we take measures to ensure the security of our IT systems, our systems are susceptible to outages from fire, floods, power loss, telecommunications failures, data leakage, virus, human error by our employees, service providers or vendors, hacking and break-ins, cyber-attacks and similar events. A significant disruption in the functioning of these systems could damage our reputation, impair our ability to conduct our business, impact our credit and risk exposure decisions, cause us to lose customers, subject us to litigation and/or require us to incur significant expense to address and remediate or otherwise resolve these issues, which would have an adverse effect on our business, financial condition and results of operations. In addition, we may be required to incur significant costs to protect against damage caused by the possible disruptions or security breaches in the future.

Our business and our reputation could be adversely affected by the failure to protect sensitive customer, employee or vendor data, whether as a result of cyber attacks or otherwise, or to comply with applicable regulations relating to data security and privacy.

In the normal course of business as a wholesale fuel distributor, we collect and maintain personal and business information from our customers, employees, and vendors. While we believe we have implemented appropriate security measures to protect individually identifiable and other sensitive data, breaches, cyberattacks, or other unauthorized access incidents could nonetheless occur.

A cybersecurity breach or system failure resulting in the unauthorized disclosure of personal or sensitive business information could materially and adversely affect our reputation, operating results, and financial condition. Such an event could also increase the costs we incur to protect against future security threats, including potential investments in additional security measures and technologies.

In addition, a material failure to comply with applicable data privacy or cybersecurity laws and regulations could subject us to regulatory investigations, fines, penalties, or litigation. Cyberattacks are rapidly evolving in sophistication and frequency, and despite our efforts to prevent breaches, no security system is impenetrable. A successful cyberattack could adversely affect our reputation, business operations, financial performance, and liquidity, and could lead to significant legal and remediation costs.

Moreover, any data security breach could require us to expend significant additional resources to further strengthen our cybersecurity infrastructure and could divert management’s attention from other critical business matters.

Natural disasters, acts of God, wars, epidemics and other events may adversely affect our business operations, financial condition and results of operations

Natural disasters, acts of God, wars, terrorist attacks, piracy activity or military action epidemics, material interruptions in service or stoppages in transportation and other events which are beyond our control may adversely affect local economies, infrastructures, port facilities and international trade. They may also cause casualty to our employees, closure of ports and disruptions to cargo flows, any of which could materially and adversely affect our results of operations and financial position. Harsh weather could also reduce our ability to transport freight, which could result in decreased revenues.

Our market area is located in a region susceptible to severe typhoon. A severe typhoon could damage the facilities of our suppliers or our customers, as well as interfere with our ability to distribute fuel to our customers or our customers’ ability to operate their locations. If warmer temperatures, or other climate changes, lead to changes in extreme weather events, including increased frequency, duration or severity, these weather-related risks could become more pronounced. Any weather-related catastrophe or disruption could have a material adverse effect on our business, financial condition and results of operations, potentially causing losses beyond the limits of the insurance we currently carry.

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Any of such occurrences of natural disasters or the outbreak of avian influenza, severe acute respiratory syndrome, the influenza A (H1N1), H7N9 or another epidemic could cause severe disruption to our daily operations, and may even require a temporary closure. Such closures may disrupt our business operations and adversely affect our results of operations. If any of our employees is suspected of having contracted a contagious disease, we may be required to apply quarantines or suspend our operations. Our operation could also be disrupted if our suppliers, customers or business partners were affected by such natural disasters or health epidemics. Furthermore, any future outbreak may restrict economic activities in affected regions, resulting in reduced business volume, the temporary lack of an adequate work force, and the temporary disruption in the transport of goods to or from overseas which could prevent, delay or reduce freight volumes and could have an adverse impact on consumer spending and confidence levels, all of which could adversely affect our results of operations.

The demand for our services is affected by unpredictable factors, and our results of operations can be affected by critical factors associated with the demand for marine fuel, such as the changes in the global and regional economic, financial and political conditions and the level of international trade. A decline in international trade would adversely affect our business, financial condition and results of operations.

Global and regional demands for marine fuel are primarily driven by trade and economic activity, as well as the trends and activities in the marine transportation industry, in particular, the number of vessels active at sea and the size of order books for new vessels. The marine transportation and bunkering industry has historically experienced cyclical fluctuations due to economic recession, level of international trade activities, downturns in business cycles of our customers, interest and currency rate fluctuations, inflation, trade restrictions, economic sanctions, trade disputes, boycotts, outbreak of wars, changes in regulatory regimes and extreme weather conditions, all of which are beyond our control and the nature, timing and degree of which are largely unpredictable. Any decrease in demand for our services due to cyclical downturns could adversely affect our business, financial condition, and results of operations. We are particularly sensitive to changes in regional and/or global political and economic conditions that impact our customers’ transportation volumes and shipping routes.

Economic downturns in one or more countries or regions, particularly in Asia, the European Union, the United States, and other countries and regions with consumer-oriented economies, have in the past, and could in the future, reduce international trade volumes, which directly affects the demand for shipping services, and, in turn, the demand for marine fuel. Any reduction in demand for marine fuel would adversely affect our business, financial condition, and results of operations.

A tightening of credit in the financial markets or an increase in interest rates may make it more difficult for wholesale customers and suppliers to obtain financing and, depending on the degree to which it occurs, may cause a material increase in the non-payment or other non-performance by our customers and suppliers. Even if our credit review and analysis mechanisms work properly, we may experience financial losses in our dealings with these third parties. A material increase in the non-payment or other non-performance by our customers and/or suppliers could adversely affect our business, financial condition, and results of operations.

Examples of other general economic, financial and political risks include:

●	a general or prolonged decline in, or shocks to, regional or broader macro-economics;

●	regulatory changes that could impact the markets in which we operate, which could reduce demand for our goods and services or lead to pricing, currency, or other pressures; and

●	deflationary economic pressures, which could hinder our ability to operate profitably in view of the challenges inherent in making corresponding deflationary adjustments to our cost and payment structure.

The nature of these types of risks, which are often unpredictable, makes them difficult to plan for, or otherwise mitigate, and they are generally uninsurable, which compounds their potential impact on our business. Any such event could have a material adverse effect on our business, financial condition and results of operations.

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Our business operations may be materially adversely affected by negative impacts on the global economy, capital markets, or other geopolitical conditions resulting from the recent invasion of Ukraine by Russia and subsequent sanctions against Russia, Belarus, and related individuals and entities. Current volatility remains in the crude oil, fuel, and the marine fuel markets around the globe.

The Hong Kong, Asia and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the recent invasion of Ukraine by Russia in February 2022. In response to such an invasion, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to Eastern Europe. The United States, the United Kingdom, the European Union, and other countries have announced various sanctions and restrictive actions against Russia, Belarus, and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. The invasion of Ukraine by Russia and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing military conflict in Ukraine are highly unpredictable, the conflict could lead to market disruptions, including significant volatility in commodity prices (including the price of crude oil), credit and capital markets, as well as supply chain interruptions. Additionally, Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and a lack of liquidity in capital markets.

Any of the abovementioned factors, or any other negative impact on the global economy, capital markets, or other geopolitical conditions resulting from the Russian invasion of Ukraine and subsequent sanctions, could adversely affect our business operations. The volatility and the rise in the price of crude oil have increased our costs and prices of our services and the prices we charge to our customers for the marine fuel. As of the date of this prospectus, we have not experienced any material decrease in orders from our customers, but increases in the price of refined oil products could have an adverse impact on demand and result in lower revenues and higher costs for us which could have a material adverse impact to our results of operations, financial condition and prospects.

The extent and duration of the Russian invasion of Ukraine, resulting sanctions and any related market disruptions are impossible to predict, but could be substantial, particularly if current or new sanctions continue for an extended period of time or if geopolitical tensions result in expanded military operations on a global scale. Any such disruptions may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the market for our securities, or our ability to raise equity or debt financing. If these disruptions or other matters of global concern continue for an extensive period of time, our ability to continue business operations may be materially adversely affected.

The current tension in international trade, particularly with regard to U.S. and China trade policies, may adversely impact our business, financial condition, and results of operations.

As a Hong Kong-based bunkering facilitator, our operations are closely tied to international trade, shipping, and cross-border economic activities. Geopolitical tensions and changes in the relationships between China and other countries, including the United States and neighboring jurisdictions, could have significant adverse impacts on our business and results of operations.

In recent years, geopolitical tensions have escalated, particularly between the United States and China, leading to heightened trade disputes, increased tariffs, and regulatory uncertainty. For example, since February 2025, the U.S. government has proposed raising tariffs on a broad range of Chinese imports, while China has responded with tariff increases on U.S. goods, contributing to volatility in global trade. Although certain consumer goods, such as electronics, have been temporarily exempted from new tariffs, the broader trade environment remains unpredictable. Additionally, both countries continue to impose non-tariff measures, such as sector-specific restrictions and regulatory scrutiny, which can disrupt supply chains and global shipping patterns. As our services support the global marine fuel supply chain, any significant slowdown in international trade, port activity, or cross-border shipping as a result of these tensions could reduce the demand for our bunkering services. Increased tariffs or trade tensions between the United States and China or other key Asia-Pacific economies could disrupt supply chains, reduce cargo volumes, and alter trade routes, leading to reduced demand for vessel refueling services in the region. Furthermore, tariffs on crude oil, refined petroleum products, or shipping equipment could increase the cost of bunker fuel procurement and impact our margins or the pricing competitiveness of our services.

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Moreover, the imposition of new trade barriers, sanctions, or regulatory restrictions could lead to:

●	Disruptions in fuel supply sourcing or logistics;

●	Increased operational costs due to compliance with changing regulatory requirements;

●	Reduced demand from international shipping companies or regional operators;

●	Greater difficulty in accessing certain ports, shipping lanes, or markets; and

●	Heightened volatility in fuel pricing and customer demand patterns.

Although Hong Kong maintains a distinct legal and economic system under the “one country, two systems” framework, ongoing changes to the treatment of Hong Kong-origin goods and services in international trade relationships — particularly by the United States — may expose us to additional regulatory or economic risks.

Beyond tariffs and trade policies, the emergence of new foreign investment screening rules also poses potential risks. For example, in January 2025, the U.S. Department of the Treasury issued the final Outbound Investment Rule under Executive Order 14105, regulating outbound investments involving China, Hong Kong, and Macau in sectors related to advanced technology. Although our current operations are not directly involved in sensitive technologies such as semiconductors or artificial intelligence, evolving foreign investment controls and national security regulations may impact investor sentiment toward Hong Kong-based companies generally and could constrain our ability to attract foreign investment or pursue cross-border expansion opportunities.

Global geopolitical developments, including the conflicts in Ukraine and the Middle East, as well as growing protectionist policies in major economies, could further exacerbate instability in international markets. As a result, there can be no assurance that future developments in trade policy, investment regulations, or diplomatic relations will not materially and adversely affect our business, financial condition, or results of operations.

We do not currently maintain directors’ and officers’ liability insurance, which could expose us and our directors and officers to significant risks.

We intend to obtain and maintain directors’ and officers’ liability insurance (“D&O insurance”) to cover certain liabilities incurred by our directors and officers in their capacities as such. However, as of the date of this prospectus, we have not purchased such insurance. The absence of D&O insurance could expose us, as well as our directors and officers, to significant risks, including personal liability for legal claims arising from actions taken in the course of their duties. If we are unable to obtain D&O insurance on commercially reasonable terms or at all, our directors and officers may be reluctant to serve in their roles due to the potential risk of personal liability, which could negatively impact our ability to attract and retain qualified individuals for key leadership positions. Additionally, in the event of a lawsuit or regulatory proceeding against our directors or officers, we may be required to indemnify them out of our own corporate funds, which could have a material adverse effect on our financial condition and cash flows.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

The presence of material weaknesses in internal control over financial reporting could result in financial statement errors which, in turn, could lead to errors in our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, we will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Class A Ordinary Shares could decline, and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Class A Ordinary Shares may not be able to remain listed on Nasdaq.

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Risks Relating to Doing Business in Hong Kong

All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to certain PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, laws, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain.

We have no operations in Mainland China. Our Operating Subsidiary is located and operates its business in Hong Kong, a special administrative region of the PRC. Pursuant to the Basic Law of Hong Kong (“Basic Law”), national laws of Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation of certain PRC laws and regulations to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the laws of Mainland China to Hong Kong and exercise significant direct influence and discretion over the operation of our Operating Subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political arrangement, or other unforeseeable reasons.

In the event that we or our Operating Subsidiary in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of our Operating Subsidiary in Hong Kong and the PRC government may exercise significant oversight over the conduct of business in Hong Kong.

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The laws and regulations in Mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our Operating Subsidiary’s operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives in Mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention;

●	cause devaluation of our securities or delisting; and,

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Based on our understanding of the PRC laws and regulations currently in effect as of the date of this prospectus, as our Operating Subsidiary is located and operates in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded.

The PRC government may intervene or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and the Operating Subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless.

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There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law,” or the “PIPL,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Pursuant to the PIPL, personal data processors (“data processors”) shall meet one of the conditions in order to transmit personal information overseas for their business operations: (i) passing the security evaluation organized by the Cyberspace Administration of China (the “CAC”); (ii) acquiring personal information protection certification from the professional organizations regulated by the CAC; (iii) adopting the standard contract forms stipulated by the CAC when entering into contracts with overseas information receivers, setting forth the rights and obligations of the parties; and (iv) other conditions regulated by laws, regulations and the CAC. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. CAC has said that under the proposed rules companies holding data on more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing.

Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

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On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into effect on March 31, 2023. Compared to the Draft Overseas Listing Regulations, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

Although our Operating Subsidiary in Hong Kong may collect and store certain data (including certain personal information) from our clients, some of whom may be individuals in Mainland China, in connection with our business and operations for “Know Your Customers” purpose, as advised by our PRC Counsel, China Commercial Law Firm, we and our Operating Subsidiary will not be deemed to be an “operator of critical information infrastructure,” any “data processor” carrying out data processing activities, and we are not subject to cybersecurity review by the CAC required to obtain regulatory approval from the CAC nor any other PRC authorities for our and our subsidiaries’ operations Hong Kong, since (i) our Operating Subsidiary is incorporated and operating in Hong Kong only without any subsidiary or variable interest entity structure in Mainland China, and it is unclear whether the Measures for Cybersecurity Review (2021) shall be applied to a Hong Kong company; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored the personal information of less than one thousand individuals in Mainland China only and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (iii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; (v) all of the data our Operating Subsidiary have collected is stored in servers located in Hong Kong; and (vi) as of the date of this prospectus, neither we or our Operating Subsidiary has been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review or a CSRC review.

Furthermore, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, as advised by our PRC Counsel, China Commercial Law Firm, we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S since neither we, nor our subsidiaries, are “PRC domestic companies” which subject to the Trial Administrative Measure, because (i) we are headquartered in Hong Kong, with our officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our Operating Subsidiary in Hong Kong, none of our business activities are conducted in Mainland China, and we have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (v) pursuant to the Basic Law of Hong Kong, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

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However, as further advised by our PRC Counsel, China Commercial Law Firm, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of the Trial Administrative Measures, PIPL, relevant Mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiary and the continued listing of our Class A Ordinary Shares on the U.S. or other foreign exchanges. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when and whether we will be subject to such filing requirements, or will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us.

Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities, specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. There remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with ours. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the continued listing of our Class A Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the PIPL, become applicable to us or our Operating Subsidiary in Hong Kong, our operation and the continued listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. If there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

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Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we are not required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for ours and our Operating Subsidiary’s operations in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so. See “Item 4. Information on the Company – 4.B. Business Overview - Regulation” on page 44 of our 2024 Annual Report.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for future offering. However, if we or our Operating Subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Administrative Measures published by CSRC on February 17, 2023, which came into effect on March 31, 2023, also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

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It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Class A Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Class A Ordinary Shares significantly decline or be worthless.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed into law the Hong Kong Autonomy Act (“HKAA”), into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions and any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries, which represent substantially all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The enforcement of laws and rules and regulations in PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiary’s operations and/or the value of the securities we are offering.

As one of the conditions for the handover of the sovereignty of Hong Kong to the PRC, the PRC accepted conditions such as Hong Kong’s Basic Law. According to Article 18 of the Basic Law, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws relating to the national flag, national anthem, and diplomatic privileges and immunities. The Basic Law guaranteed a high degree of autonomy for Hong Kong which ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system. However, if there are any changes in relation to the political arrangements which allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our Operating Subsidiary’s business and operations. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with our customers.

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There are political risks associated with conducting business in Hong Kong.

All of our operations are in Hong Kong. During the period covered by the financial information incorporated by reference into and included in this prospectus, we derive all of our revenue from operations in Hong Kong. Accordingly, the business operations and financial conditions of our Operating Subsidiary will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since all of our operations are based in Hong Kong, any change of such political arrangements may pose an adverse impact to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent development including the Hong Kong National Security Law that was passed in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump issued an executive order and signed into law the HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, Mainland China, and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

Because our business is conducted in Hong Kong dollars and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Since our business is conducted in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue and financial condition. Further, our Class A Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Hong Kong dollar in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

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Risks Relating to Our Corporate Structure

Our corporate actions are and will be, after this offering, substantially controlled by our Controlling Shareholder, PTLE Limited, which has and will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Class A Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

As of the date of this prospectus, 100% of our total issued and outstanding Class A Ordinary Shares are held by public shareholders and 100% of our total issued and outstanding Class B Ordinary Shares are owned by PTLE Limited, which is wholly owned by Ms. Ying Ying Chow, our Chief Executive Officer and Chairman of the Board. Each of the Class A Ordinary Shares has one vote per share, while each of the Class B Ordinary Shares has fifty (50) votes per share. As such, the 11,250,000 Class B Ordinary Shares owned by PTLE Limited represent approximately 95.54% of the total voting power of our outstanding share capital. Following this offering, PTLE Limited will still hold more than 50% of the voting power, and, as a result, we will continue to be a “controlled company” as defined under Nasdaq Listing Rules. Accordingly, PTLE Limited will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, election of directors and other significant corporate actions.

The interests of our Controlling Shareholder may differ from the interests of our other shareholders. The concentration of ownership may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Class A Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Class A Ordinary Shares in this offering. Without the consent of our Controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares.

Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees must be selected or recommended solely by independent directors; and

●	the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed to be a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

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We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

PTL is a holding company incorporated in the BVI, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between PTL and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiaries, to PTL and U.S. investors and amounts owed.

Currently, the PRC law and regulations and foreign currency control in Mainland China do not currently have any material impact on the transfer of cash between PTL and our Operating Subsidiary, or vice versa. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management based on Hong Kong laws.

Currently, our Operating Subsidiary’s operations are conducted outside the United States, and all of our assets are located outside the United States. All of our directors and officers reside outside of the United States, and a substantial portion of their assets are located in Hong Kong outside the United States. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under BVI law.

We are a BVI business company with limited liability incorporated under the laws of the BVI. Our corporate affairs are governed by our Second Amended and Restated Memorandum and Articles of Association, the BVI Act and the common law of the BVI. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the common law of England and the wider Commonwealth, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the BVI. The rights of our shareholders and the fiduciary duties of our directors under the BVI law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the BVI. In addition, the BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a shareholder. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

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Certain corporate governance practices in the BVI, where our holding company was incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. If we choose to follow the BVI’ practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulties in protecting their interests in the face of actions taken by our management, or members of our board of directors than they would as public shareholders of a company incorporated in the United States. A description of the registrant’s Class A Ordinary Shares is incorporated herein by reference to our 2024 Annual Report on Form 20-F filed with the SEC on May 15, 2025.

Risks Relating to our Class A Ordinary Shares and this Offering

Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

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On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed.

Our current auditor, FundCertify CPA Professional Corporation (“FundCertify”), an independent registered public accounting firm headquartered in Cary, North Carolina, is a firm registered with the PCAOB, that is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess FundCertify’s compliance with applicable professional standards. FundCertify is not subject to the Determination Report announced by the PCAOB relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Mainland China or Hong Kong because of a position taken by one or more authorities in Mainland China or Hong Kong. Our previous auditor, J&S Associate PLT (“J&S”), an independent registered public accounting firm headquartered in Malaysia, is a firm registered with the PCAOB, that is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess J&S’s compliance with applicable professional standards. J&S is not subject to the Determination Report announced by the PCAOB relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Mainland China or Hong Kong because of a position taken by one or more authorities in Mainland China or Hong Kong.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCAA Act are uncertain. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCAA. If our Class A Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and the PRC could affect our ability to list our Class A Ordinary Shares, which could materially impair the market for and market price of our Class A Ordinary Shares.

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We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

The trading prices of our Class A Ordinary Shares are likely to be highly volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based U.S.–listed companies, which consequently may affect the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Mainland Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Mainland Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Class A Ordinary Shares.

In addition to the above factors, the price and trading volume of our Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us or our industry;

●	variations in our revenues, profit, and cash flow;

●	the general market reactions and financial market fluctuation due to the continuous Russo-Ukraine conflicts;

●	changes in the economic performance or market valuations of other marine transportation services providers or bunkering facilitators; and political, social and economic conditions in the PRC, Hong Kong and Asia;

●	actual or anticipated fluctuations in our financial results of operations and changes or revisions of our expected results;

●	fluctuations of exchange rates among Hong Kong dollar, Renminbi, and the U.S. dollar;

●	changes in financial estimates by securities research analysts;

●	detrimental negative publicity about us, our services, our officers, directors, other beneficial owners, professional parties we partner with, or our industry;

●	announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

●	additions to or departures of our senior management;

●	litigation or regulatory proceedings involving us, our officers, or directors;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Class A Ordinary Shares; and

●	sales or perceived potential sales of additional Class A Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares will trade.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

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In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares of Class A Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

The market price of our Class A Ordinary Shares has recently declined significantly, and our Class A Ordinary Shares could be delisted from Nasdaq or trading could be suspended.

The listing of our Class A Ordinary Shares on the Nasdaq Capital Market is contingent on our compliance with the Nasdaq Capital Market’s conditions for continued listing. The Company received a written notification on July 18, 2025, from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC regarding the Company’s failure to comply with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of US$1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”), as well as Rule 5550(b)(2), which requires a company to maintain the minimum market value of listed securities (the “MVLS”) of US$35 million for continued listing of the Company’s Class A Ordinary Shares of no par value each on the Nasdaq Capital Market (the “MLVS Requirement”). The Company had been granted a 180-day extension until January 14, 2026, to regain compliance with the Nasdaq Minimum Bid Price Requirement and MLVS requirement. The Company intends to monitor its market value of publicly held shares between now and January 14, 2026, and intends to cure the deficiency within the prescribed grace period. During this time, the Company expects that its Class A Ordinary Shares will continue to be listed and traded on the Nasdaq Capital Market. If the Company does not regain compliance by the Compliance Deadline, the Company will receive further written notification from Nasdaq that its securities are subject to delisting. At that time, the Company may qualify for additional time or appeal the delisting determination to a hearing panel.

Our Class A Ordinary Shares will continue to be listed and traded on the Nasdaq Capital Market, subject to our compliance with the other listing requirements of the Nasdaq Capital Market. We cannot assure you that we will not receive other deficiency notifications from Nasdaq in the future. A decline in the closing price of our Class A Ordinary Shares could result in a breach of the requirements for listing on the Nasdaq Capital Market. If we do not maintain compliance, Nasdaq could commence suspension or delisting procedures in respect of our Class A Ordinary Shares. The commencement of suspension or delisting procedures by an exchange remains at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted Class A Ordinary Shares, we would expect decreases in institutional and other investor demand, analyst coverage, market-making activity and information available concerning trading prices and volume, and fewer broker-dealers would be willing to execute trades with respect to such Class A Ordinary Shares. A suspension or delisting would likely decrease the attractiveness of our Class A Ordinary Shares to investors and cause the trading volume of our Class A Ordinary Shares to decline, which could result in a further decline in the market price of our Class A Ordinary Shares.

In the event that our Class A Ordinary Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our Class A Ordinary Shares because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restrict transactions involving stock that is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our Class A Ordinary Shares could be considered to be a “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in our Class A Ordinary Shares, which could severely limit the market liquidity of such Class A Ordinary Shares and impede their sale in the secondary market.

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A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

The market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our Class A Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

You will experience immediate and substantial dilution in the net tangible book value of the Class A Ordinary Shares purchased.

The public offering price of our Class A Ordinary Shares is substantially higher than the pro forma net tangible book value per share of our Class A Ordinary Shares. If you purchase shares in this offering, you will incur immediate dilution in the pro forma net tangible book value per Class A Ordinary Share from the price per Class A Ordinary Share that you pay for the shares. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment.

You must rely on price appreciation of our Class A Ordinary Shares for return on your investment because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors.

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under the British Virgin Islands law, namely that the Company may only pay dividends out of profits or share premium, and provided that under no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial conditions, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

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Shares eligible for future sale may adversely affect the market price of our Class A Ordinary Shares, as the future sale of a substantial amount of issued and outstanding Class A Ordinary Shares in the public marketplace could reduce the price of our Class A Ordinary Shares.

The market price of our Class A Ordinary Shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Class A Ordinary Shares. All of the shares sold during our IPO will be freely transferable without restriction or further registration under the Securities Act of 1933 (the “Securities Act”). The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrades us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts ceases coverage of our Company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and the value of the assets held by our strategic investment business, the expected proceeds from this Offering as well as projections as to the market price of our Class A Ordinary Shares immediately following the completion of this Offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in the Follow-on Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation - Material United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Class A Ordinary Shares and on the receipt of distributions on our Class A Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares. For more information see “Taxation - Material United States Federal Income Tax Considerations - Passive Foreign Investment Company Considerations” in our 2024 Annual Report.

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If we cannot satisfy, or continue to satisfy, the continued listing requirements and other rules of Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Class A Ordinary Shares may be delisted, which could negatively impact the price of our Class A Ordinary Shares and your ability to sell them.

Our securities are listed on the Nasdaq Capital Market. We cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market. In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially met the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market delists our Class A Ordinary Shares from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our Class A Ordinary Shares;

●	reduced liquidity with respect to our Class A Ordinary Shares;

●	a determination that our Ordinary Share is a “penny stock” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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We have taken advantage of reduced reporting burdens in preparing our financial statements incorporated by reference in this prospectus. For example, we have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our Class A Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. (ii) the end of the fiscal year during which we have total annual gross revenues of US$1.235 billion or more, (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt, or (iv) the last day of our fiscal year following the fifth anniversary of the completion of the IPO.

We incur increased costs be, particularly after we cease to qualify as an emerging growth company.

We are a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and the New York Stock Exchange detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting.

We believe these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are a “foreign private issuer” and a BVI company, and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we are subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports or proxy statements. In addition, we are not required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers are not required to report equity holdings under Section 16 of the Exchange Act and are not subject to the insider short swing profit disclosure and recovery regime.

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As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we are still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

The information we are required to file with or furnish to the SEC is less extensive and less timely as compared to that required to be filed with the SEC by U.S. domestic issuers.

As a British Virgin Islands company listed on the Nasdaq Capital Market, we are subject to the Nasdaq Capital Market corporate governance listing standards. However, Nasdaq Capital Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is deemed our home country, may differ significantly from the Nasdaq Capital Market corporate governance listing standards. For example:

●	our independent directors do not need to hold regularly scheduled meetings in executive session (rather, all board members may attend all meetings of the board of directors);

●	the compensation of our executive officers is recommended but not determined by an independent committee of the board or by the independent members of the board of directors; and our Chief Executive Officer is not prevented from being present in the deliberations concerning his compensation;

●	related party transactions are not required to be reviewed and we are not required to solicit member approval of stock plans, including: those in which our officers or directors may participate; share issuances that will result in a change in control; the issuance of our shares in related party acquisitions or other acquisitions in which we may issue 20% or more of our issued and outstanding shares; or below market issuances of 20% or more of our issued and outstanding shares to any person; and

●	we are not required to hold an in-person annual meeting to elect directors and transact other business customarily conducted at an annual meeting (rather, we complete these actions by written consent of holders of a majority of our voting securities).

We have taken advantages of some home country exemption for corporate governance matters, to the extent that we choose to do so in the future, our shareholders may be afforded less protection than they otherwise would under the Nasdaq Capital Market corporate governance listing standards applicable to U.S. domestic issuers. As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We qualify as a foreign private issuer. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we are not required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently qualify as a foreign private issuer, we may cease to qualify as a foreign private issuer in the future.

The dual-class structure of our ordinary shares will have the effect of concentrating voting control with our Controlling Shareholder, PTLE Limited, which holds in the aggregate 95.54% of the voting power of our ordinary shares, preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. As of the date of this prospectus, the Company is authorized by its Second Amended and Restated Memorandum and Articles of Association to allot unlimited number of Class A Ordinary Shares of no par value and unlimited number of Class B Ordinary Shares of no par value. As of the date of this prospectus, there are currently 26,237,500 Class A Ordinary Shares and 11,250,000 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Class A Ordinary Share has one (1) vote and each Class B Ordinary Share has fifty (50) votes. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. No Class B Ordinary Shares shall be convertible into Class A Ordinary Shares.

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Our Controlling Shareholder, PTLE Limited is wholly owned by Ying Ying Chow, our Chief Executive Officer and Chairman of the Board. Since each of the Class A Ordinary Shares has one vote per share, while each of the Class B Ordinary Shares has fifty (50) votes per share, Ms. Chow will continue to control a majority of the combined voting power of our Class A Ordinary Shares and therefore be able to control all matters submitted to our shareholders for approval so long as the Class B Ordinary Shares represent at least 51% of the voting power of all outstanding Ordinary Shares. This concentrated control will limit the ability of holders of Class A Ordinary Shares to influence corporate matters for the foreseeable future. Furthermore, should the Company decide to issue additional Class A Ordinary Shares in the future, the one-to-fifty (1-50) voting ratio between the two classes of our Ordinary Shares will result in further dilutive effect on the holders of Class A Ordinary Shares. As a result, for so long as PTLE Limited owns a controlling or significant voting interest in our Ordinary Shares, it generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

●	the election of directors;

●	determinations with respect to our business direction and policies, including the appointment and removal of directors;

●	determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

●	our financing and dividend policy;

●	determinations with respect to our tax returns; and

●	compensation and benefits programs and other human resources policy decisions.

Even if PTLE Limited were to dispose of certain of its shares of our Class B Ordinary Shares such that it would control less than a majority of the voting power of our outstanding Ordinary Shares, it may be able to influence the outcome of corporate actions so long as it retains Class B Ordinary Shares. During the period of PTLE Limited’s controlling or significant ownership of our Ordinary Shares, investors in this Offering may not be able to affect the outcome of such corporate actions. PTLE Limited may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate action might be taken even if other shareholders, including those who purchase shares in this Offering, oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control or other liquidity event of our Company, could deprive our shareholders of an opportunity to receive a premium for their shares of Class B Ordinary Shares as part of a sale or other liquidity event and might ultimately affect the market price of our Class A Ordinary Shares.

We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public stockholders, and S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced and implemented policies, the dual-class structure of our Ordinary Shares would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Ordinary Shares. These policies are relatively new, and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our Ordinary Shares, we will likely be excluded from certain indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

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CAPITALIZATION AND INDEBTNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

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DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

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DESCRIPTION OF ORDINARY SHARES

We are a British Virgin Islands business company incorporated under the laws of BVI on December 29, 2023, and our affairs are governed by our memorandum and articles of association (as amended and restated from time to time), and the BVI Business Companies Act of 2020 (as amended) (the “BVI Act”) which is referred to as the BVI Act below and the common law of the British Virgin Islands. A copy of our Second Amended and Restated Memorandum and Articles of Association is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as “our memorandum and articles of association”, respectively, as the “memorandum” and the “articles”).

On October 17, 2024, the Company completed its initial public offering of 1,250,000 Ordinary Shares at the initial public offering price of US$4.00 per Ordinary Share on the Nasdaq Capital Market. In addition, on October 15, 2024, we entered into an underwriting agreement with Dominari Securities LLC, who acted as the representative of the underwriters, pursuant to which the Company granted the underwriters a 45-day option to purchase up to an additional 187,500 Ordinary Shares to cover the over-allotments option, if any.

Subsequent to the initial public offering, on November 6, 2024, the representative of the underwriters in the Company’s initial public offering, Dominari Securities LLC, fully exercised its over-allotment option to purchase an additional 187,500 Ordinary Shares.

On December 30, 2024, the board of directors of the Company approved and adopted an equity incentive plan, which authorized a maximum number of 1,000,000 ordinary shares of the Company available for issuance to the directors, officers, managers, employees, consultants or advisors (and prospective directors, officers, managers, employees, consultants and advisors) of the Company and its affiliates. As of the date of this prospectus, the Company has issued a total of 1,000,000 Ordinary Shares to five employees of the Company.

On June 16, 2025, the Company convened its annual general meeting of shareholders, during which the shareholders of the Company adopted resolutions approving all of the proposals considered at the meeting. As a result, (i) all of the authorized and issued and outstanding ordinary shares with no par value each held by the then existing shareholders of the Company, except for the 11,250,000 ordinary shares held by PTLE Limited, were designated into Class A Ordinary Shares with no par value each, each having one (1) vote per share and the other rights attached to it as set out in the Second Amended and Restated Memorandum and Articles of Association on an one-for-one basis; (ii) the 11,250,000 authorized and issued and outstanding Ordinary Shares held by PTLE Limited into 11,250,000 Class B Ordinary Shares, conferring the holder thereof fifty (50) votes per Class B Ordinary Share at a meeting of members of the Company or on any resolution of members and the other rights attached to it as set out in the Second Amended and Restated Memorandum and Articles of Association on a one for one basis, provided that no Class B Ordinary Shares shall be convertible into Class A Ordinary Shares; and (iii) the remaining authorized unlimited but unissued ordinary shares of single class into unlimited Class A Ordinary Shares and unlimited Class B Ordinary Shares.

As of the date of this prospectus, PTL is authorized to issue unlimited Class A Ordinary Shares with no par value and unlimited Class B Ordinary Shares with no par value, of which 26,237,500 Class A Ordinary Shares and 11,250,000 Class B Ordinary Shares were currently issued and outstanding as of the date of the prospectus.

General

All of our issued Ordinary Shares are fully paid and non-assessable. Each holder of ordinary shares is entitled to a certificate specifying the number of ordinary shares held by him, her or it. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their ordinary shares.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “PTLE.”

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Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is Transhare Corporation, with its offices located at Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764.

Distributions

The holders of our ordinary shares are entitled to such dividends or other distributions as may be authorized by our board of directors, subject to the BVI Act and our memorandum and articles of association, as amended from time to time.

Shareholders’ voting rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called meeting of the shareholders entitled to vote on such action. At each meeting of shareholders, each shareholder of Class A Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Share which such shareholder holds and each shareholder of Class B Ordinary Shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have fifty votes for each Class B Ordinary Share which such shareholder holds. An action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing.

Election of directors

The laws of the British Virgin Islands do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the British Virgin Islands, and we have made no provisions in our memorandum and articles of association to allow cumulative voting for elections of directors.

Meetings of Shareholders

Any of our directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must not give less than seven days’ notice of the meeting to those shareholders whose names appear as shareholders in the register of shareholders on the date of the notice and are entitled to vote at the meeting, and the other directors. Our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

The quorum for a meeting of shareholders is duly constituted if, at the beginning of the meeting, there are present in person or by proxy not less than one-third (33.3)% of the votes of the shares (or class or series of shares) entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case, it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present will constitute a quorum but otherwise the meeting will be dissolved.

Meetings of directors

Our business and affairs are managed by our board of directors who make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as they determine to be necessary or desirable. A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

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A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Protection of minority shareholders

We would normally expect British Virgin Islands courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) an infringement of individual rights of the minority shareholder (such as the right to vote and pre-emptive rights), and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new ordinary shares under either British Virgin Islands law or our memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may not resolve to refuse or delay the transfer of any ordinary share unless the shareholder has failed to pay an amount due in respect of it or in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred exceeds four.

Liquidation

As permitted by the BVI Act and our memorandum and articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors or resolution of shareholders provided the shareholders have approved, by resolution of shareholders, a liquidation plan approved by the directors, if our assets equal or exceed our liabilities and we are able to pay our debts as they fall due. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

Calls on ordinary shares and forfeiture of ordinary shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified date of payment. Where such a notice has been issued its requirements have not been complied with, the directors may, at any time before the tender of payment, forfeit and cancel the ordinary shares to which the notice relates.

Redemption of ordinary shares

Subject to the provisions of the BVI Act, our board of directors may authorize the issuance of shares at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors, subject to the BVI Act, our memorandum and articles of association and any applicable requirements imposed from time to time by the SEC, The Nasdaq Capital Market or any recognized stock exchange on which our securities are listed.

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Variation of rights

All or any of the rights attached to any class of shares may subject to the provisions of the BVI Act be varied only with the consent in writing of, or a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors:

●	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

●	subject to our memorandum of association, divide our authorized and issued shares into a larger number of shares; and

●	subject to our memorandum of association, combine our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Under the BVI Act, holders of our ordinary shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) our register of shareholders, (iii) our register of directors and (iv) minutes of meetings and resolutions of our shareholders, and to make copies and take extracts from these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional ordinary shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase Class A Ordinary Shares, debt securities or any combination thereof. We may issue warrants independently or together with Class A Ordinary Shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase Class A Ordinary Shares, the number of Class A Ordinary Shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the term of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase our Class A Ordinary Shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

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DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidence of indebtedness, which may or may not be converted into our Class A Ordinary Shares, that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities may be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of PTL Limited. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Class A Ordinary Shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

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●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Conversion of Debt Securities

The debt securities may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt securities. If such debt securities are convertible, unless otherwise specified in a prospectus supplement, the debt securities will be convertible at any time up to the close of business on the expiration date set forth in the terms of such debt securities. After the close of business on the expiration date, the debt securities not converted will be paid in accordance with their terms.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

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●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

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Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization of the Company; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

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Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

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●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

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If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Class A Ordinary Shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our Class A Ordinary Shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable British Virgin Islands law and our amended and restated memorandum and articles of association.

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DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

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DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of Class A Ordinary Shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase Class A Ordinary Shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of Class A Ordinary Shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or Class A Ordinary Shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades  or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Class A Ordinary Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than Class A Ordinary Shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

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TAXATION

Please refer to “Item 10. Additional Information - 10.E. Taxation” of our 2024 Annual Report, which is herein incorporated by reference.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$
Financial Industry Regulatory Authority fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F which was filed with the SEC on May 15, 2025, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2024.

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LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus under the laws of the British Virgin Islands was passed upon by Ogier. Ortoli Rosenstadt LLP may rely upon Ogier with respect to matters governed by the laws of the British Virgin Islands.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the fiscal years ended December 31, 2024, 2023, and 2022, which are incorporated by reference in this prospectus, have been so included in reliance on the report of J&S Associate PLT, an independent registered public accounting firm, given their authority as experts in accounting and auditing. The current address of J&S Associate PLT is B-11-14, MEGAN AVENUE 2, 12, JALAN YAP KWAN SENG, KUALA LUMPUR, MALAYSIA, Federal Territory of Kuala Lumpur 50450.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person or has a material, direct, or indirect economic interest in us or that depends on the success of the offering.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI as a BVI company with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI business company, such as (i) political and economic stability; (ii) an effective and sophisticated judicial system with a dedicated commercial court; (iii) tax neutral treatment, with no tax levied against companies incorporated in the BVI by the local tax authorities; and (iv) the absence of foreign exchange control or currency restrictions and (v) the availability of professional and support services.

However, certain disadvantages accompany incorporation in the BVI: (a) the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and (b) BVI companies do not have standing to sue before the federal courts of the United States.

We believe the disadvantages of incorporating in the BVI are outweighed by the benefits to us and our investors of such incorporation.

Our Second Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. All our directors and officers reside outside of the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process upon whom process may be served in any action brought against us under the securities laws of the United States.

Hong Kong

David Fong & Co., our counsel with respect to Hong Kong law, has advised us that judgments of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

British Virgin Islands

We have been advised by Ogier, our counsel as to the laws of the BVI that the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

Ogier has further advised us that there is uncertainty as to whether the BVI would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in the British Virgin Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

For a detailed description of risks related to enforceability of civil liabilities, please refer to “Risk Factors – You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.” on page 42.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below:

●	our Annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 15, 2025;

●	our reports of foreign private issuer on Form 6-K, furnished to the SEC on May 28, 2025, June 17, 2025, June 26, 2025, July 24, 2025, August 6, 2025, October 27, 2025 and November 3, 2025;

●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on September 30, 2024, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to: PTL Limited, 21 Bukit Batok Crescent, #24-71, WCEGA Tower, Singapore 658065.

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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